                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

================================================================================

                                CREDIT AGREEMENT

                            dated as of May 20, 2003,

                                      among

                      JAFRA COSMETICS INTERNATIONAL, INC.,

                  DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V.,

                     JAFRA WORLDWIDE HOLDINGS (LUX) S.AR.L.,

                    as Guarantor and Parent of the Borrowers,

                            THE LENDERS NAMED HEREIN

                                       and

                           CREDIT SUISSE FIRST BOSTON,

                             as Administrative Agent

                              --------------------

                           CREDIT SUISSE FIRST BOSTON

                                       and

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

                                as Lead Arrangers

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

                              as Syndication Agent

================================================================================

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
                                                   ARTICLE I

                                                  Definitions

SECTION 1.01.     Defined Terms...................................................................          1
SECTION 1.02.     Terms Generally.................................................................         25
SECTION 1.03.     Exchange Rates..................................................................         26
SECTION 1.04.     Classification of Loans and Borrowings..........................................         26

                                                  ARTICLE II

                                                  The Credits

SECTION 2.01.     Commitments......................................................................        26
SECTION 2.02.     Loans............................................................................        27
SECTION 2.03.     Borrowing Procedure..............................................................        29
SECTION 2.04.     Evidence of Debt; Repayment of Loans.............................................        29
SECTION 2.05.     Fees.............................................................................        30
SECTION 2.06.     Interest on Loans................................................................        31
SECTION 2.07.     Default Interest.................................................................        32
SECTION 2.08.     Alternate Rate of Interest.......................................................        32
SECTION 2.09.     Termination and Reduction of Commitments.........................................        32
SECTION 2.10.     Conversion and Continuation of Borrowings........................................        33
SECTION 2.11.     Repayment of Term Borrowings.....................................................        34
SECTION 2.12.     Prepayment.......................................................................        36
SECTION 2.13.     Mandatory Prepayments............................................................        36
SECTION 2.14.     Requirements of Law..............................................................        39
SECTION 2.15.     Change in Legality...............................................................        40
SECTION 2.16.     Indemnity........................................................................        41
SECTION 2.17.     Pro Rata Treatment...............................................................        42
SECTION 2.18.     Sharing of Setoffs...............................................................        42
SECTION 2.19.     Payments.........................................................................        43
SECTION 2.20.     Taxes............................................................................        43
SECTION 2.21.     Certain Rules Relating to the Payment of Additional Amounts......................        46
SECTION 2.22.     Letters of Credit................................................................        47
SECTION 2.23.     Swingline Loans..................................................................        51
SECTION 2.24.     Consistent Tax Treatment.........................................................        53

                                                  ARTICLE III

                                        Representations and Warranties

SECTION 3.01.     Financial Condition..............................................................        53
SECTION 3.02.     Change...........................................................................        54
SECTION 3.03.     Corporate Existence; Compliance with Law.........................................        54
SECTION 3.04.     Corporate Power; Authorization; Enforceable Obligations..........................        54
SECTION 3.05.     No Legal Bar.....................................................................        55
SECTION 3.06.     No Material Litigation...........................................................        55
SECTION 3.07.     No Default.......................................................................        55
SECTION 3.08.     Intellectual Property............................................................        56

SECTION 3.09.     No Burdensome Restrictions; Compliance with Laws.................................        56
SECTION 3.10.     Taxes............................................................................        56
SECTION 3.11.     Federal Regulations..............................................................        56
SECTION 3.12.     Employee Benefit Plans...........................................................        56
SECTION 3.13.     Investment Company Act; Other Regulations........................................        57
SECTION 3.14.     Subsidiaries.....................................................................        57
SECTION 3.15.     Environmental Matters............................................................        57
SECTION 3.16.     Accuracy and Completeness of Information.........................................        58
SECTION 3.17.     Solvency.........................................................................        59
SECTION 3.18.     Senior Indebtedness..............................................................        59
SECTION 3.19.     Title to Properties; Possession Under Leases.....................................        59
SECTION 3.20.     U.S. Security Documents..........................................................        59
SECTION 3.21.     Mexican Security Documents.......................................................        60
SECTION 3.22.     Location of Real Property and Leased Premises....................................        61
SECTION 3.23.     Labor Matters....................................................................        61

                                                  ARTICLE IV

                                          Conditions of Lending

SECTION 4.01.     All Credit Events................................................................        61
SECTION 4.02.     First Credit Event...............................................................        62

                                                   ARTICLE V

                                             Affirmative Covenants

SECTION 5.01.     Financial Statements.............................................................        66
SECTION 5.02.     Certificates; Other Information..................................................        66
SECTION 5.03.     Payment of Obligations...........................................................        67
SECTION 5.04.     Conduct of Business and Maintenance of Existence.................................        67
SECTION 5.05.     Maintenance of Property..........................................................        67
SECTION 5.06.     Insurance........................................................................        67
SECTION 5.07.     Inspection of Property; Books and Records; Discussions...........................        68
SECTION 5.08.     Notices..........................................................................        68
SECTION 5.09.     Environmental Laws...............................................................        69
SECTION 5.10.     Use of Proceeds..................................................................        70
SECTION 5.11.     Additional Collateral; Further Assurances........................................        70

                                                  ARTICLE VI

                                              Negative Covenants

SECTION 6.01.     Indebtedness.....................................................................        72
SECTION 6.02.     Liens............................................................................        75
SECTION 6.03.     Investments, Loans and Advances..................................................        77
SECTION 6.04.     Fundamental Changes..............................................................        78
SECTION 6.05.     Sale of Assets...................................................................        79
SECTION 6.06.     Restricted Payments..............................................................        81
SECTION 6.07.     Transactions with Affiliates.....................................................        82
SECTION 6.08.     Business of Parent, Borrowers and Subsidiaries...................................        83
SECTION 6.09.     Negative Pledge Clauses..........................................................        84
SECTION 6.10.     Optional Payments and Modifications of Debt Instruments and
                  other Material Agreements........................................................        84

SECTION 6.11.     Capital Expenditures.............................................................        85
SECTION 6.12.     Consolidated Leverage Ratio......................................................        86
SECTION 6.13.     Consolidated Interest Coverage Ratio.............................................        86
SECTION 6.14.     Fiscal Year......................................................................        86

                                                  ARTICLE VII

                                               Events of Default

SECTION 7.01.     Certain Bankruptcy Events........................................................        86
SECTION 7.02.     Other Events of Default..........................................................        87

                                                 ARTICLE VIII

                               The Administrative Agent and the Collateral Agent

SECTION 8.01.     Appointment......................................................................        90
SECTION 8.02.     Delegation of Duties.............................................................        90
SECTION 8.03.     Exculpatory Provisions...........................................................        90
SECTION 8.04.     Reliance by Agents...............................................................        91
SECTION 8.05.     Notice of Default................................................................        91
SECTION 8.06.     Acknowledgments and Representations by Lenders...................................        91
SECTION 8.07.     Expense Reimbursement; Indemnification...........................................        92
SECTION 8.08.     Agents in their Individual Capacities............................................        92
SECTION 8.09.     Successor Agents.................................................................        93

                                                  ARTICLE IX

                                                 Miscellaneous

SECTION 9.01.     Amendments and Waivers...........................................................        93
SECTION 9.02.     Notices..........................................................................        94
SECTION 9.03.     No Waiver; Cumulative Remedies...................................................        95
SECTION 9.04.     Survival of Representations and Warranties.......................................        95
SECTION 9.05.     Successors and Assigns...........................................................        95
SECTION 9.06.     Payment of Expenses and Taxes....................................................       100
SECTION 9.07.     Set-off..........................................................................       101
SECTION 9.08.     Interest Rate Limitation.........................................................       101
SECTION 9.09.     Counterparts.....................................................................       101
SECTION 9.10.     Severability.....................................................................       101
SECTION 9.11.     Integration......................................................................       101
SECTION 9.12.     Headings.........................................................................       101
SECTION 9.13.     Applicable Law...................................................................       102
SECTION 9.14.     Submission to Jurisdiction; Waivers..............................................       102
SECTION 9.15.     Acknowledgments..................................................................       103
SECTION 9.16.     Waivers of Jury Trial............................................................       103
SECTION 9.17.     Confidentiality..................................................................       103
SECTION 9.18.     Judgment Currency................................................................       104
SECTION 9.19.     RESERVED.........................................................................       105
SECTION 9.20.     Calculations; Computations.......................................................       105
SECTION 9.21.     Security Rights Granted in the Dutch Deeds of Pledge and Covenant to Pay.........       105

SCHEDULES

Schedule 1.01(a)            Inactive Subsidiaries
Schedule 1.01(b)            Subsidiary Guarantors
Schedule 1.01(c)            Mortgaged Properties
Schedule 2.01               Lenders; Commitments
Schedule 3.04(a)            Consents, Authorizations, Notices and Filings
Schedule 3.06               Litigation
Schedule 3.08               Intellectual Property
Schedule 3.10               Tax Liens
Schedule 3.14               Subsidiaries
Schedule 3.20               UCC Filings
Schedule 3.22(a)            Owned Real Property
Schedule 3.22(b)            Leased Real Property
Schedule 4.02(a)            Local Counsel
Schedule 4.02(k)            Mortgage Filing Offices
Schedule 6.01(a)            Indebtedness
Schedule 6.02(a)            Liens
Schedule 6.03(a)            Investments
Schedule 6.05(f)            Specified Subsidiaries
Schedule 6.07(iii)          Permitted Indemnification and Contribution
Schedule 6.07(iv)           Affiliate Transactions

EXHIBITS

Exhibit A        Form of Administrative Questionnaire
Exhibit B        Form of Assignment and Acceptance
Exhibit C        Form of Borrowing Request
Exhibit D        Form of DCJ Guarantee Agreement
Exhibit E-1      Form of Indemnity, Subrogation and Contribution Agreement Among
                 DCJ, JCSA, any DCJ Subsidiary Guarantors, the JCSA Subsidiary
                 Guarantors and the Collateral Agent
Exhibit E-2      Form of Indemnity, Subrogation and Contribution Agreement among
                 JCI, any JCI Subsidiary Guarantors and the Collateral Agent
Exhibit F        Form of JCI Guarantee Agreement
Exhibit G        Form of JCI Subsidiary Guarantee Agreement
Exhibit H        Form of Mexican Pledge Agreement
Exhibit I        Form of Mexican Subsidiary Guarantee Agreement
Exhibit J        Form of Mortgage
Exhibit K        Form of Parent Guarantee
Exhibit L        Form of Pledge Agreement
Exhibit M        Form of U.S. Security Agreement
Exhibit N-1      Form of Term Note
Exhibit N-2      Form of Revolving Note
Exhibit O-1      Form of Opinion of Debevoise & Plimpton
Exhibit O-2      Form of Opinion of Ritch, Heather y Mueller, S.C.
Exhibit O-3      Form of Opinion of Bonn & Schmitt
Exhibit O-4      Form of Opinion of Loyens & Loeff

Exhibit O-5      Form of Opinion of Richards, Layton & Finger
Exhibit O-6      Form of Local Counsel Opinion
Exhibit P-1      Form of DCJ Special Irrevocable Power of Attorney
Exhibit P-2      Form of JCSA Special Irrevocable Power of Attorney
Exhibit P-3      Form of DCJ Subsidiary Guarantor Special Irrevocable Power of
                 Attorney

                                    CREDIT AGREEMENT dated as of May 20, 2003,
                           among JAFRA COSMETICS INTERNATIONAL, INC., a Delaware corporation ("JCI"), DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("DCJ" and, with JCI, the "Borrowers"), JAFRA WORLDWIDE HOLDINGS (LUX) S.AR.L., a societe a responsabilite limitee organized under the laws of Luxembourg ("Parent"), the Lenders (as defined in Article I), the Issuing Bank (as defined in Article I), CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its Cayman Islands branch, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

                  CDRJ Investments (Lux) S.A. ("Lux S.A."), the indirect owner of all the Capital Stock of Parent, intends to make a liquidating distribution to its existing equityholders in an aggregate amount of approximately $169,000,000 in cash (the "Distribution"). In connection with the Distribution, Lux S.A. and its Subsidiaries intend to enter into other Transactions (as defined below).

                  The Borrowers have requested the Lenders to extend credit in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $50,000,000, and (b) Revolving Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $40,000,000 (or the Dollar Equivalent thereof in Alternative Currencies). Parent and the Borrowers have requested the Swingline Lender to extend credit, at any time and from time to time prior to the Maturity Date, in the form of Swingline Loans in Dollars, in an aggregate principal amount at any time outstanding not in excess of $7,500,000. Parent and the Borrowers have requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $10,000,000, to support payment obligations incurred in the ordinary course of business by the Borrowers and their respective Subsidiaries. The proceeds of the Term Loans are to be used, together with a portion of the proceeds of the New Notes, on the Closing Date, to refinance the Existing Credit Agreement and the Existing Notes and to pay a portion of the related fees and expenses. The proceeds of the Revolving Loans and Swingline Loans are to be used for general corporate purposes.

                  The Lenders are willing to extend such credit to the Borrowers and the Issuing Bank is willing to issue letters of credit for the account of the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears or bear interest at a rate determined by reference to the Alternate Base Rate.

                  "Active Subsidiaries" shall mean all Subsidiaries other than those listed on Schedule 1.01(a).

                  "Adjusted LIBOR" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBOR in effect for such Interest Period and (b) Statutory Reserves.

                  "Administrative Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

                  "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with, such Person.

                  "Agents" shall have the meaning assigned to such term in
Section 8.01.

                  "Aggregate Alternative Currency Revolving Credit Exposure" shall mean the aggregate of the Lenders' Alternative Currency Revolving Credit Exposures.

                  "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Alternative Currency" shall mean (a) Sterling and Euro and
(b) any other freely available currency which is freely transferable and freely convertible into Dollars and in which dealings in deposits are carried on in the London interbank market, which shall be requested by either Borrower in respect of an Alternative Currency Borrowing and approved by the Administrative Agent and each Lender making an Alternative Currency Loan comprising a part of such Borrowing.

                  "Alternative Currency Borrowing" shall mean a Borrowing comprised of Alternative Currency Loans.

                  "Alternative Currency Equivalent" shall mean on any date of determination, with respect to any amount denominated in Dollars in relation to any specified Alternative Currency, the equivalent in such specified Alternative Currency of such amount in Dollars, determined by the Administrative Agent pursuant to Section 1.03 using the applicable Exchange Rate then in effect.

                  "Alternative Currency Loan" shall mean any Loan denominated in an Alternative Currency.

                  "Alternative Currency Revolving Credit Exposure" shall mean, at any time, the sum of (a) the Dollar Equivalent of the aggregate principal amount of all outstanding Alternative Currency Loans at such time, (b) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit that are denominated in an Alternative Currency at such time and (c) the Dollar Equivalent of the aggregate principal amount of all L/C Disbursements in respect of Letters of Credit that are denominated in an Alternative Currency that have not yet been reimbursed at such time.

                  "Applicable Percentage" shall mean, for any day, with respect to any Eurocurrency Loan or ABR Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption "Eurocurrency Spread", "ABR Spread" or "Fee Percentage", as the case may be, based upon the Consolidated Leverage Ratio as of the relevant date of determination, provided that, until the date of delivery to the Administrative Agent of Parent's financial statements pursuant to Section 5.01(b) with respect to its fiscal quarter ended September 30, 2003, the Applicable Percentage shall be deemed to be in Category 1:

============================================================================================
                                             Eurocurrency          ABR               Fee
      Consolidated Leverage Ratio               Spread            Spread          Percentage
      ---------------------------               ------            ------          ----------
--------------------------------------------------------------------------------------------
Category 1

Greater than or equal to 3.25 to 1.00           4.00%              3.00%            0.500%
-----------------------------------------------------------------------------------------
Category 2

Less than 3.25 to 1.00 but greater than
or equal to 3.00 to 1.00                        3.75%              2.75%            0.500%
=========================================================================================

=========================================================================================
Category 3

Less than 3.00 to 1.00 but greater than
or equal to 2.75 to 1.00                        3.50%              2.50%            0.500%
-----------------------------------------------------------------------------------------
Category 4

Less than 2.75 to 1.00                          3.50%              2.50%            0.375%
=========================================================================================

                  Each change in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change.

                  Notwithstanding the foregoing, at any time during which Parent has failed to deliver the financial statements and certificates on or prior to the date required by Section 5.01(a) or (b), the Consolidated Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage until the date such financial statements are delivered by Parent.

                  "Assignee" shall have the meaning assigned to such term in
Section 9.05(c).

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Borrowers and the Administrative Agent.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date to the same Borrower and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" shall mean a request by either Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Borrowers and the Administrative Agent.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that with respect to matters relating to Eurocurrency Loans, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market, and, when used in connection with determining any date on which any amount is to be paid or made available in an Alternative Currency, the term "Business Day" shall also exclude any day on which commercial banks and foreign exchange markets are not open for business in the principal financial center in the country of such Alternative Currency.

                  "Calculation Date" shall mean (a) the last Business Day of each calendar month and (b) at any time when the sum of the Aggregate Revolving Credit Exposure exceeds 75% of the Total Revolving Credit Commitment, the last Business Day of each calendar week.

                  "Capital Expenditure" shall have the meaning assigned to such term in Section 6.11.

                  "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and time deposits, bankers acceptances and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Service or any successor rating agency ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. or any successor rating agency ("Moody's") (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and (h) investments similar to any of the foregoing denominated in foreign currencies approved by the board of directors or comparable body of Parent or either Borrower, in each case provided in clauses (a), (b) and (d) above, maturing within twelve months after the date of acquisition.

                  "CD&R" shall mean Clayton, Dubilier & Rice, Inc., a Delaware corporation.

                  "CD&R Group" shall have the meaning assigned to such term in the definition of the term "Fund V".

                  "CDRJ North Atlantic (Lux) S.ar.l" shall mean CDRJ North Atlantic (Lux) S.ar.l, a societe a responsabilite limitee organized under the laws of Luxembourg.

                  A "Change in Control" shall be deemed to have occurred if (a) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof), other than any of the Permitted Investors, shall have acquired a percentage of shares of Voting Stock of Parent that is (x) greater than the percentage that is held, directly or indirectly, in the aggregate by the Permitted Investors and (y) greater than 35% of the total voting power of the Voting Stock of Parent; provided that so long as Parent is a Subsidiary of an Ultimate Parent, no Person shall be deemed to be or become a "beneficial owner" of more than 35% of the total voting power of the Voting Stock of Parent unless such Person (A) shall be or become a "beneficial owner" of more than 35% of the total voting power of the Voting Stock of such Ultimate Parent and (B) shall not be a Subsidiary of an Ultimate Parent; (b) Parent shall cease to beneficially own, directly or indirectly, 100% of the Voting Stock of either Borrower (other than directors' qualifying shares); or (c) a "Change of Control" (as defined in the New Note Documents) shall occur.

                  "Class", when used in respect of any Loan, shall refer to a Revolving Loan, Term Loan or Swingline Loan, and when used in respect of any Borrowing, shall refer to a Revolving Credit Borrowing or a Term Borrowing.

                  "Closing Date" shall mean May 20, 2003.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall mean all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Collateral Release Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments representing 80% of the sum of all Loans (excluding Swingline Loans) outstanding, L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments at such time. For purposes of determining the Collateral Release Lenders, any amounts denominated in an Alternative Currency shall be translated into Dollars at the Exchange Rates in effect on the most recent Calculation Date.

                  "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment and Swingline Commitment.

                  "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

                  "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with JCI within the meaning of
Section 4001 of ERISA or is part of a group which includes JCI and which is treated as a single employer under Section 414(b) or 414(c) of the Code.

                  "Consolidated Current Assets" shall mean, at any date of determination, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of Parent and the Subsidiaries at such date.

                  "Consolidated Current Liabilities" shall mean, at any date of determination, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Parent and the Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Parent and the Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

                  "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income or Consolidated Net Loss, as the case may be, for such period, (i) adjusted to exclude the following items (without duplication) to the extent that such items were included in the calculation of such Consolidated Net Income or Consolidated Net Loss: (a) depreciation and amortization (including write-offs or write-downs of amortizable and depreciable items) for such period, (b) the amount of interest expense (net of interest income) of Parent and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness, (c) the amount of tax expense of Parent and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period, (d) any non-cash expenses and charges, in each case, which represents an accrual for which no cash is expected to be paid in the short term, (e) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (f) any non-cash provisions for reserves of discontinued operations,
(g) any extraordinary, unusual or non-recurring gains or losses or charges or credits, (h) any gains or losses relating to the repatriation of foreign currency denominated investments, (i) any compensation expense incurred in connection with dividends, distributions or other payments to holders of Capital Stock of Parent or an Ultimate Parent (or of warrants, options or rights to acquire, or deferred shares or other equity-linked interests, relating to any such Capital Stock), (j) any unrealized gains or losses in respect of Hedging Agreements, (k) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and (l) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness of Parent or any Subsidiary owing to Parent or any Subsidiary, and (ii) plus the losses or minus the gains, as the case may be, through June 30, 2004, from business or operations conducted by Parent or any of its Subsidiaries in South America or Thailand (other than any gains or losses related to a business or operation in South America or Thailand first entered into after the Closing Date).

                  "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period. For purposes of calculating Consolidated Interest Expense at June 30, 2003, September 30, 2003, December 31, 2003 and March 30, 2004, respectively, Consolidated Interest Expense shall be deemed to be the Consolidated Interest Expense from the Closing Date to such date, multiplied in each case by a fraction, the numerator of which is 365, and the denominator of which is the number of days from the Closing Date to such date.

                  "Consolidated Interest Expense" shall mean, for any period, the amount equal to the interest expense (accrued and paid or payable in cash for such period, and in any event excluding any amortization or write-off of financing costs otherwise included therein), net of interest income, of Parent and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness.

                  "Consolidated Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (a) Total Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date.

                  "Consolidated Net Income" or "Consolidated Net Loss" shall mean, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income" (or any like caption) or "net loss" (or any like caption), as the case may be, on a consolidated statement of earnings of Parent and the Subsidiaries for such fiscal period.

                  "Consultants" shall mean shall mean (x) non-employee independent contractors who sell, purchase or contract to sell or purchase products of any of Parent and its Subsidiaries and (y) employees of any Mexican Subsidiary of Parent.

                  "Contractual Obligation" shall mean, as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property (including any Mortgaged Property) is bound.

                  "Control" shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Credit Event" shall have the meaning assigned to such term in
Section 4.01.

                  "DCJ Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit D, made by DCJ in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "DCJ Maximum Percentage" shall mean 60%; provided, however, that, if the Total Revolving Credit Commitment is required to be reduced in accordance with Section 2.09(b), then the DCJ Maximum Percentage shall be reduced so that the maximum amount of the DCJ Revolving Credit Exposure available after giving effect to such reduction to the Total Revolving Credit Commitment shall equal the difference between (a) the maximum amount of the DCJ Revolving Credit Exposure available immediately prior to such reduction and (b) the amount of such reduction.

                  "DCJ Revolving Credit Exposure" shall mean, on any date, that portion of the Aggregate Revolving Credit Exposure on such date attributable to Loans made to, or Letters of Credit issued for the account of, DCJ.

                  "DCJ Subsidiary Guarantor" shall mean each Subsidiary of DCJ listed on Schedule 1.01(b), if any, and each other Subsidiary of DCJ that is or becomes a party to a Mexican Subsidiary Guarantee Agreement.

                  "Default" shall mean any of the events specified in Section
7.01 or 7.02, whether or not any requirement for the giving of notice (other than, in the case of Section 7.02(e), any Default Notice), the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "Dollar Equivalent" shall mean, on any date of determination, with respect to any amount denominated in any currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.03 using the applicable Exchange Rate with respect to such currency at the time in effect.

                  "Domestic Subsidiaries" shall mean, with respect to any Person, all Subsidiaries of such Person that are incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

                  "Distribution" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Dutch Deeds of Pledge" shall have the meaning assigned to such term in Section 9.21.

                  "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or as otherwise defined in any Environmental Law.

                  "Environmental Law" shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority properly promulgated and having the force and effect of law, or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or human health as related to the environment, as now or may at any relevant time hereafter be in effect.

                  "Environmental Permits" shall have the meaning assigned to such term in Section 5.09(a).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "Euro" and "[Euro symbol]" shall mean the lawful single currency of participating member states of the European Union introduced at the start of the Third Stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

                  "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears or bear interest at a rate determined by reference to the Adjusted LIBOR.

                  "Event of Default" shall mean any of the events specified in
Section 7.01 or 7.02, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Cash Flow" shall mean, for any fiscal year of Parent (or in the case of the fiscal year ending December 31, 2003, the period commencing on July 1, 2003, and ending on December 31, 2003), the amount equal to the excess, if any, of (a) the sum of (i) Consolidated EBITDA for such fiscal year (or period) and (ii) decreases in Working Capital for such fiscal year (or period) minus (b) the sum, without duplication, of (i) the aggregate amount actually paid by Parent and its Subsidiaries in cash during such fiscal year on account of (w) Capital Expenditures, (x) interest expense (accrued and paid or payable in cash) on the aggregate principal amount of their consolidated Indebtedness, (y) tax expense and (z) any investments made pursuant to Section 6.03(e), (i), (n) or (p), (ii) the aggregate amount of all principal payments of Indebtedness (net of any refinancings of any such Indebtedness to the extent applied to fund such payments) during such fiscal year (or period) resulting in permanent reductions of such Indebtedness (excluding, in the case of the Loans, any principal payment pursuant to Section 2.13(b), (c) or (d), except to the extent that the event giving rise to such payment causes an increase in Consolidated EBITDA), (iii) the Net Proceeds from any sale or other disposition of property or assets of Parent or any of the Subsidiaries to the extent that such Net Proceeds (A) consist of any Reinvested Amount or are otherwise applied in accordance with
Section 2.13(b) and (B) are included in the calculation of Consolidated EBITDA, and (iv) increases in Working Capital for such fiscal year (or period).

                  "Exchange Rate" shall mean, on any day, with respect to any currency other than Dollars (for purposes of determining the Dollar Equivalent) or any Alternative Currency (for purposes of determining the Alternative Currency Equivalent with respect to such Alternative Currency), the rate at which such currency may be exchanged into Dollars or the applicable Alternative Currency, as the case may be, as set forth at approximately 11:00 a.m., New York City time, on such date on the applicable Bloomberg Key Cross Currency Rates Page. In the event that any such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates reasonably selected by the Administrative Agent for such purpose or, at the discretion of the Administrative Agent, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of Dollars or the applicable Alternative Currency, as the case may be, for delivery two Business Days later, provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, with the consent of Parent (not to be unreasonably withheld), may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

                  "Exercise" shall mean any exercise by any Management Investor of any option, warrant or other right to acquire Capital Stock of an Ultimate Parent from the Parent or any Subsidiary.

                  "Existing Credit Agreement" shall mean the Credit Agreement, dated as of April 30, 1998, as amended, among JCI, JCSA, the lenders from time to time parties thereto and Credit Suisse First Boston, as administrative agent.

                  "Existing Note Documents" shall mean the indenture and other agreements governing the Existing Notes or pursuant to which the Existing Notes were issued.

                  "Existing Notes" shall mean the 11 3/4% Senior Subordinated Notes Due 2008 of JCI and JCSA, in an original aggregate principal amount of $100,000,000.

                  "Fee Letter" shall mean the Fee Letter dated April 22, 2003, among the Borrowers and the Lead Arrangers.

                  "Fees" shall mean the Commitment Fees, the Administrative Agent's Fees, the L/C Participation Fees and the Issuing Bank Fees.

                  "Financial Officer" of any Person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such Person.

                  "Financing Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Foreign Backstop Letter of Credit" shall mean any Letter of Credit issued under this Agreement to any Person for the account of either Borrower to provide credit support for Indebtedness of any Foreign Subsidiary to such Person which is permitted under Section 6.01.

                  "Foreign Base Rate" shall mean, in respect of any Alternative Currency Loan on any day, the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) determined to be the average rate charged to borrowers of similar quality as the applicable Borrower of such Alternative Currency Loans as reasonably determined by the Administrative Agent.

                  "Foreign Base Rate Loan" shall mean any Alternative Currency Loan bearing interest at a rate determined by reference to a Foreign Base Rate in accordance with the provisions of Article II. Notwithstanding anything to the contrary contained herein, Loans may be made or maintained as Foreign Base Rate Loans only to the extent specified in Section 2.02(f), 2.08 or 2.15.

                  "Foreign Benefit Plan" shall mean any benefit plan which under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

                  "Foreign Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary.

                  "Foreign Subsidiary Holdco" shall mean any Subsidiary of Parent that owns Capital Stock of either Borrower.

                  "Former Plan" shall mean any employee benefit plan in respect of which JCI or a Commonly Controlled Entity has engaged in a transaction described in Section 4069 or Section 4212(c) of ERISA.

                  "Fund V" shall mean Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership managed by CD&R, and its successors and assigns who are existing members of the CD&R Group at the time of any such assignment. For purposes of this definition, "CD&R Group" shall mean CD&R, any other investment fund or vehicle managed, sponsored or advised by CD&R, or any Affiliate of or successor to CD&R, Fund V, or any such other investment fund or vehicle.

                  "Funded Debt" shall mean, as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrowers, Indebtedness in respect of the Loans.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Governmental Authority" shall mean the government of the United States of America, and, as applicable, Mexico, The Netherlands, Luxembourg, the United Kingdom, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreements" shall mean the Parent Guarantee Agreement, the JCI Guarantee Agreement, JCI Subsidiary Guarantee Agreement, the DCJ Guarantee Agreement, the Mexican Subsidiary Guarantee Agreement and, with respect to any other guarantee agreement to be entered into pursuant to Section 5.11(b), a guarantee agreement in a form reasonably satisfactory to Parent, the Borrowers and the Collateral Agent.

                  "Guarantors" shall mean Parent, JCI, DCJ, JCSA, the JCI Subsidiary Guarantors, any DCJ Subsidiary Guarantors and the JCSA Subsidiary Guarantors.

                  "Hedging Agreement" shall mean any agreement or arrangement that relates to any interest rate protection, future, option, swap, cap, collar or hedge, or to any foreign exchange contract or currency swap or hedge, or any other similar agreement or arrangement and is entered into, purchased or otherwise acquired by Parent or any of its Subsidiaries in the ordinary course of business and not for purposes of speculation.

                  "Holding Company Expenses" means (a) costs (including all professional fees and expenses) incurred by an Ultimate Parent to comply with its reporting obligations under applicable laws or under the New Note Documents or in connection with this Agreement or any other agreement or instrument relating to Indebtedness of Parent or any Subsidiary, or otherwise incurred in connection with compliance with applicable laws or applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, including any reports filed with respect to the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, or the respective rules and regulations promulgated thereunder, (b) indemnification obligations of an Ultimate Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, (c) obligations of an Ultimate Parent in respect of director and officer insurance (including premiums therefor), (d) other operational expenses of an Ultimate Parent incurred in the ordinary course of business, and (e) expenses incurred by an Ultimate Parent in connection with any public offering of Capital Stock or Indebtedness (i) where the net proceeds of such offering are intended to be received by or contributed or loaned to Parent or a Subsidiary, or (ii) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (iii) otherwise on an interim basis prior to completion of such offering so long as an Ultimate Parent shall cause the amount of such expenses to be repaid to Parent or the relevant Subsidiary out of the proceeds of such offering promptly if completed.

                  "Indebtedness" of any Person shall mean, without duplication,
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all reimbursement obligations (contingent or otherwise) of such Person in respect of letters of credit issued for the account of such Person, (e) all obligations of such Person in respect of acceptances created for the account of such Person, (f) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any preferred stock (or equivalent equity interests) of such Person which is mandatorily redeemable prior to the scheduled maturity of the Term Loans (other than any such stock held by Management Investors), (g) all Guarantees by such Person of Indebtedness of others and (h) all obligations of the types referred to in clauses (a) through (g) above secured by any Liens on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "Indemnity, Subrogation and Contribution Agreements" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E-1, among DCJ, JCSA, any DCJ Subsidiary Guarantors, the JCSA Subsidiary Guarantors and the Collateral Agent and the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E-2, among JCI, any JCI Subsidiary Guarantors and the Collateral Agent.

                  "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Intellectual Property" shall have the meaning assigned to such term in Section 3.08.

                  "Interest Payment Date" shall mean (a) with respect to any ABR Loan (including any Swingline Loan), or any Foreign Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date, and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day that would have been an

Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of an Alternative Currency Borrowing or a Eurocurrency Borrowing or conversion of a Eurocurrency Borrowing to an ABR Borrowing.

                  "Interest Period" shall mean, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing (or, as applicable, the conversion or continuation of such Borrowing) and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect; provided, however, that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Investment" shall have the meaning assigned to such term in
Section 6.03.

                  "Issuing Bank" shall mean, as the context may require, (a) Credit Suisse First Boston, with respect to Letters of Credit issued by it, and
(b) any other Lender that may become an Issuing Bank under Section 2.22(i) or
(k), with respect to Letters of Credit issued by it.

                  "Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.05(c).

                  "JCI Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit F, made by JCI in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "JCI Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit G, made by the JCI Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "JCI Subsidiary Guarantor" shall mean each Domestic Subsidiary of JCI listed on Schedule 1.01(b), if any, and each other Domestic Subsidiary of JCI that is or becomes a party to a JCI Subsidiary Guarantee Agreement.

                  "JCSA" shall mean Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

                  "JCSA Subsidiary Guarantor" shall mean each Subsidiary of JCSA listed on Schedule 1.01(b), and each other Subsidiary of JCSA that is or becomes a party to a Mexican Subsidiary Guarantee Agreement.

                  "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

                  "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

                  "L/C Exposure" shall mean at any time the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit denominated in Dollars, (b) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of outstanding Letters of Credit denominated in Alternative Currencies, (c) the aggregate principal amount of all L/C Disbursements in respect of Letters of Credit denominated in Dollars that have not then been reimbursed or converted to Loans and (d) the Dollar Equivalent of the aggregate principal amount of all L/C Disbursements in respect of Letters of Credit denominated in Alternative Currencies that have not then been reimbursed or converted to Loans. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

                  "L/C Participation Fee" shall have the meaning assigned to such term in Section 2.05(c).

                  "Lead Arrangers" shall mean Credit Suisse First Boston and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors and assigns.

                  "Lenders" shall mean (a) the financial institutions listed on
Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that is a party hereto pursuant to an Assignment and Acceptance and in compliance with Section 9.05. Unless the context indicates otherwise, the term "Lenders" shall include the Swingline Lender.

                  "Letter of Credit" shall mean any letter of credit issued pursuant to Section 2.22.

                  "LIBOR" shall mean, with respect to any Eurocurrency Borrowing, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Borrowing Request) by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars or the relevant Alternative Currency, as applicable (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates), for a period equal to the Interest Period applicable to such Eurocurrency Borrowing, provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBOR" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars or the relevant Alternative Currency, as applicable, are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period.

                  "Lien" shall mean any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents" shall mean this Agreement, the Notes, the Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreements.

                  "Loan Parties" shall mean the Borrowers, the Guarantors and the Subsidiaries of Parent that are parties to the Pledge Agreement, the Mexican Pledge Agreement, the U.S. Security Agreement and the Mexican Security Agreement.

                  "Loans" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

                  "Management Investors" shall mean the officers, directors, employees and other members of the management of an Ultimate Parent, Parent or any of its Subsidiaries, or immediate family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors or legal representatives, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of Parent or an Ultimate Parent.

                  "Management Subscription Agreements" shall mean one or more stock subscription, stock option, grant or other agreements which have been or may be entered into between an Ultimate Parent, Parent or any of its Subsidiaries and certain Management Investors, with respect to the issuance to or ownership by such parties of common stock of an Ultimate Parent, Parent or any of its Subsidiaries or options, warrants, units or other rights in respect of common stock of an Ultimate Parent, Parent or any of its Subsidiaries, any agreements entered into from time to time by transferees of any such stock, options, warrants or other rights in connection with the sale, transfer or reissuance thereof, and any assumptions of any of the foregoing by third parties, as amended, supplemented, waived or otherwise modified from time to time.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, results of operations, property or condition (financial or otherwise) of Parent and the Subsidiaries (after giving effect to the Transactions), taken as a whole, or (b) the validity or enforceability of the Loan Documents as to any Loan Parties party thereto or the rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder and thereunder, taken as a whole.

                  "Material Environmental Amount" shall mean an amount payable by Parent, either Borrower or any of the Subsidiaries in respect of or under any Environmental Law for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof in an amount that would reasonably be expected to have a Material Adverse Effect.

                  "Material of Environmental Concern" shall mean any hazardous or toxic substances, materials, pollutants or wastes, defined or regulated as such in or under any applicable Environmental Law, including gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Material Indebtedness" shall mean Indebtedness in an aggregate outstanding principal amount of $5,000,000 (or the Dollar Equivalent thereof in another currency) or more.

                  "Material Subsidiary" shall mean, at any date, (a) any Subsidiary of Parent which at such date has a market value in excess of $2,500,000 or annual revenues in excess of $2,500,000 or (b) any group of Subsidiaries of Parent, taken as a whole, which at such date has an aggregate market value in excess of $5,000,000 or annual revenues in excess of $5,000,000.

                  "Maturity Date" shall mean May 20, 2008.

                  "Mexican Pledge Agreement" shall mean the Mexican Pledge Agreement, substantially in the form of Exhibit H, among CDRJ Latin America Holding Company B.V., Latin Cosmetics Holdings B.V., Regional Cosmetics Holding B.V., Southern Cosmetics Holdings B.V. and CDRJ Mexico Holding Company B.V., as pledgors, and the Collateral Agent, as pledgee and for the benefit of the Secured Parties.

                  "Mexican Financing Agreement" shall mean one or more financing agreements or other arrangements whereby DCJ and/or its Subsidiaries may incur Indebtedness of the type contemplated by Section 6.01(k).

                  "Mexican Security Agreement" shall mean the irrevocable transfer of title and guaranty trust agreement (contrato de fideicomiso irrevocable traslativo de dominio y de garantia) among JCSA, DCJ and the Subsidiaries of JCSA and DCJ, if any, party thereto, collectively as trustors, the Collateral Agent, as beneficiary in first place (for the benefit of the Secured Parties) and the Trustee, acting in such capacity.

                  "Mexican Security Documents" shall mean each Security Document governed by the laws of Mexico, executed by DCJ, JCSA or any of their respective Mexican Subsidiaries and CDRJ Latin America Holding Company B.V. and its four direct Dutch Subsidiaries.

                  "Mexican Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person that is incorporated or organized under the laws of Mexico or any political division thereof.

                  "Mexican Subsidiary Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit I, made by JCSA, the JCSA Subsidiary Guarantors and any DCJ Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Mexico" shall mean the United Mexican States.

                  "Mortgaged Properties" shall mean the owned real properties and leasehold and subleasehold interests of the Loan Parties specified on
Schedule 1.01(c).

                  "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 4.02(k)(i) or pursuant to
Section 5.11, each substantially in the form of Exhibit J.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Proceeds" shall mean, with respect to any of the events referred to in Section 2.13(b) or (d) and the defined terms used therein, (a) the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by Parent and the Subsidiaries in connection with such event, minus (b) the sum, without duplication, of (i) any taxes reasonably estimated to be payable to any Federal, state, local or foreign taxing authority by Parent and the Subsidiaries as a result thereof or as a result of any transfer of funds in connection with the application of such funds in accordance with Section 2.13(b) or (d), (ii) the amount of fees and commissions (including reasonable investment banking fees, legal, accounting, consulting, survey, title and recording tax expenses and other costs and expenses actually incurred in connection with such event which are paid or payable by Parent and the Subsidiaries), (iii) the amount of such net cash proceeds which are attributable to (and payable to) minority interests, (iv) the amount of any reserve reasonably maintained by Parent and the Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which such event is consummated (with any unused portion of such reserve to constitute Net Proceeds on the date upon which the indemnification obligations terminate), (v) the amount of Indebtedness (other than intercompany Indebtedness), if any, which is required to be repaid at the time or as a result of such event out of the proceeds thereof and (vi) with respect to the determination of Net Proceeds from a sale or other disposition of property or assets referred to in Section 2.13(b), appropriate amounts to be provided by Parent and the Subsidiaries to be applied to satisfy any reasonable expenses and liabilities associated with any such property or assets and retained by Parent or any such Subsidiary after such sale or other disposition and other appropriate amounts which shall be used by Parent or any of the Subsidiaries to discharge or pay on a current basis any other liabilities associated with such property or assets.

                  "New Note Documents" shall mean the indenture and other agreements governing the New Notes or pursuant to which the New Notes are issued.

                  "New Notes" shall mean the 10 3/4% Senior Subordinated Notes Due 2011 of the Borrowers, in an original aggregate principal amount of $200,000,000.

                  "Note" shall have the meaning assigned to such term in Section 2.04(e).

                  "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

                  "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit K, made by Parent in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Participants" shall have the meaning assigned to such term in
Section 9.05(b).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 2 to the U.S. Security Agreement.

                  "Permitted Investors" shall mean (a) the CD&R Group, (b) any Person reasonably satisfactory to the Lead Arrangers, (c) any Management Investor and (d) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Parent.

                  "Permitted Ultimate Parent Payments" means loans, advances, dividends or distributions to an Ultimate Parent or other payments by Parent or any Subsidiary (including through the purchase or other acquisition of Capital Stock of an Ultimate

Parent) to pay or permit such Ultimate Parent to pay any Holding Company Expenses or any Related Taxes.

                  "Person" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan" shall mean any employee pension benefit plan which is covered by ERISA and in respect of which JCI or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit L, among Parent, JCI, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

                  "Preferred Stock" as applied to the Capital Stock of any corporation, shall mean Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Prepayment Account" shall have the meaning assigned to such term in Section 2.13(g).

                  "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

                  "Process Agent" shall have the meaning assigned to such term in Section 9.14(b).

                  "Register" shall have the meaning given such term in Section 9.05(e).

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Reinvested Amount" shall mean, with respect to any sale, transfer or other disposition of assets of Parent or any of its Subsidiaries permitted by Section 6.05(i) or any recovery of amounts under any property insurance policies of Parent or any of its Subsidiaries, that portion of the Net Proceeds thereof as shall, according to a certificate of a Responsible Officer of Parent or the applicable Borrower delivered to the Administrative Agent within 30 days of such sale or other disposition, be reinvested in the business of Parent or such Borrower and its Subsidiaries in a manner consistent with the requirements of Section 6.08 and the other provisions hereof within 360 days of the receipt of such Net Proceeds or, if such reinvestment is in a project authorized by the board of directors or comparable body of Parent or the applicable Borrower that will take longer than such 360 days to complete, the period of time necessary to complete such project (so long as Parent or such Subsidiary has committed to expend such portion of the Net Proceeds within, and is diligently pursuing such project during, the period of 360 days from the receipt of such Net Proceeds), provided that (i) if any such certificate of a

Responsible Officer is not delivered to the Administrative Agent on the date of such sale, transfer or other disposition, any Net Proceeds therefrom shall be promptly (x) deposited in a cash collateral account established with the Collateral Agent to be held as collateral for the benefit of the Secured Parties on terms reasonably satisfactory to the Administrative Agent and shall remain on deposit in such cash collateral account until such certificate of a Responsible Officer is (or is required to be) delivered to the Administrative Agent or (y) to the extent that the applicable Borrower has indicated that no such certificate will be delivered, used to make a prepayment of the Revolving Loans in accordance with Section 2.12, provided that, notwithstanding anything in this Agreement to the contrary, the Borrowers may not request any Revolving Credit Borrowing that would reduce the aggregate amount of the unused Revolving Credit Commitments to an amount that is less than the amount of any such prepayment until such certificate of a Responsible Officer is delivered to the Administrative Agent, and (ii) any Net Proceeds not so reinvested by such 360th day or later, as applicable, shall be utilized on such day to prepay Term Loans pursuant to Section 2.13(b).

                  "Related Taxes" shall mean (a) any taxes, charges or assessments, including income, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than U.S. federal, state or local taxes measured by income and U.S. federal, state or local withholding imposed on payments made by an Ultimate Parent), required to be paid by such Ultimate Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than Parent or any of its Subsidiaries), or being a holding company parent of Parent or having received Capital Stock of Parent or other assets as a capital contribution, or receiving dividends from or other distributions in respect of the Capital Stock of Parent, or having guaranteed any obligations of Parent or any Subsidiary thereof, or having made any payment in respect of any of the items for which Parent is permitted to make payments to such Ultimate Parent pursuant to Section 6.06, or (b) any other U.S. taxes measured by income for which such Ultimate Parent is liable up to an amount not to exceed with respect to U.S. federal taxes the amount of any such taxes that Parent would have been required to pay on a separate company basis or on a consolidated basis if Parent had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code) of which it were the common parent, or with respect to U.S. state and local taxes, the amount of such taxes that Parent would have been required to pay on a separate company basis or on a combined basis if Parent had filed a combined return on behalf of an affiliated group consisting only of Parent and its Subsidiaries.

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Material of Environmental Concern in, into, onto or through the environment.

                  "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
Section 4241 of ERISA.

                  "Repayment Date" shall have the meaning given such term in
Section 2.11(a).

                  "Reportable Event" shall mean any of the events set forth in
Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .22, .23, .25, .27, .28 or .29 of PBGC Reg Section 4043.

                  "Required Lenders" shall mean, at any time, at least two Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments representing an aggregate of more than 50% of the sum of all Loans (excluding Swingline Loans) outstanding, L/C Exposure, Swingline Exposure and unused Revolving Credit and Term Loan Commitments at such time. For purposes of determining the Required Lenders, any amounts denominated in an Alternative Currency shall be translated into Dollars at the Exchange Rates in effect on the most recent Calculation Date.

                  "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or any restrictions of record affecting any Mortgaged Property or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

                  "Reset Date" shall have the meaning assigned to such term in
Section 1.03(a).

                  "Responsible Officer" of any Person shall mean the chief executive officer, the president or vice president, or, with respect to financial matters, the Financial Officer of such Person or, with respect to benefits matters, the appropriate officer of such Person.

                  "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

                  "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans and/or participate in Swingline Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05.

                  "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender denominated in Dollars, plus the Dollar Equivalent of the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender that are Alternative Currency Loans, plus the aggregate amount at such time of such Lender's L/C Exposure and Swingline Exposure.

                  "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

                  "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrowers pursuant to Section 2.01.

                  "Secured Parties" shall, as applicable, (i) with respect to the U.S. Security Documents, have the meaning assigned to such term in the U.S. Security Agreement; (ii) with respect to the Mexican Pledge Agreement, have the meaning assigned to the term "Lenders" in the Mexican Pledge Agreement, and
(iii) with respect to the Mexican Security Agreement, have the meaning assigned to the term "acreditantes" in the Mexican Security Agreement.

                  "Security Documents" shall mean the Mortgages, the U.S. Security Agreement, the Mexican Security Agreement, the Mexican Pledge Agreement, the Pledge Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

                  "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" shall mean, when used with respect to any Person, that, as of any date of determination, (a) the amount of the assets of such Person, at a fair valuation, will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (d) such Person will be able to pay its debts as they mature. For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that may reasonably be expected to become an actual or matured liability.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or by any other Governmental Authority to which Lenders are subject for any category of deposits or liabilities customarily used to fund loans or by reference to which interest rates applicable to Loans are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board (and for purposes of Regulation D, Eurocurrency Loans denominated in Dollars shall be deemed to constitute Eurocurrency Liabilities). Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Sterling" and "[pound sterling symbol]" shall mean the lawful currency for the time being of the United Kingdom.

                  "Subsidiary" shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, controlled or held, or the management of which is otherwise Controlled, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Parent.

                  "Subsidiary Guarantors" shall mean the JCI Subsidiary Guarantors, any DCJ Subsidiary Guarantors and the JCSA Subsidiary Guarantors.

                  "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans pursuant to Section 2.23 in the amount referred to therein.

                  "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

                  "Swingline Lender" shall mean Credit Suisse First Boston.

                  "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to its Swingline Commitment.

                  "Term Borrowing" shall mean a Borrowing comprised of Term
Loans.

                  "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.05.

                  "Term Loans" shall mean the term loans made by the Lenders to the Borrowers pursuant to Section 2.01. Each Term Loan shall be a Eurocurrency Term Loan or an ABR Term Loan.

                  "Total Debt" shall mean, as of any date of determination, without duplication, the total Indebtedness of Parent and its Subsidiaries required to be reflected on a consolidated balance sheet of Parent on such date in accordance with GAAP (other than Indebtedness of the type referred to in clause (d), (e) or (g) of the definition of the term "Indebtedness", except, in the case of such clause (d) or (e), to the extent of any unreimbursed drawings thereunder).

                  "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

                  "Transaction Documents" shall mean this Agreement and the other Loan Documents, the New Note Documents, the New Notes and any purchase or registration rights agreements or offering circular relating to the New Notes.

                  "Transactions" shall mean, collectively, any or all of the following:

                  (i) the formation of DCJ as a Subsidiary of CDRJ Latin America Holding Company B.V., and the recapitalization of the Capital Stock of JCSA;

                  (ii) the entry into the New Note Documents, the offer and issuance of the New Notes, and the provision of Guarantees of the New Notes by the guarantors of the New Notes pursuant to the New Note Documents;

                  (iii) the entry into this Agreement and the incurrence of Indebtedness hereunder;

                  (iv) the acquisition by DCJ of Preferred Stock of JCSA from JCSA and from one or more of CDRJ Latin America Holding Company B.V. and its Subsidiaries; and the acquisition by DCJ of certain assets and liabilities of a Subsidiary of JCSA related to its distribution business;

                  (v) the satisfaction and discharge of the indenture for the Existing Notes, including the deposit of funds with the trustee under such indenture in connection therewith, and/or the redemption or other acquisition or retirement of such Existing Notes;

                  (vi) the repayment of amounts outstanding under the Existing Credit Agreement, the termination of commitments thereunder, and the collateralization of letters of credit remaining outstanding (if any);

                  (vii) the distribution of up to approximately $158.6 million to CDRJ North Atlantic (Lux) S.ar.l. by one or more of its Subsidiaries, and the distribution by CDRJ North Atlantic (Lux) S.ar.l. of up to approximately $158.6 million to Lux S.A.;

                  (viii) the transfer by CDRJ North Atlantic (Lux) S.ar.l. of its assets and liabilities to Parent, including the Capital Stock of JCI and CDRJ Latin American Holding Company B.V.;

                  (ix) the entry into an agreement appointing Parent as the liquidator of Lux S.A., including with respect to making the liquidating distributions of Lux S.A. described in clause (x) below and the performance by Parent of its duties as liquidator under Luxembourg law and its obligations under such agreement;

                  (x) the making of (A) a liquidating distribution by Lux S.A. to the holders of its Capital Stock (or equivalent equity interests) of
         (x) up to approximately $158.6 million and (B) all of its other assets, including the outstanding capital stock (or equivalent equity interests) of CDRJ North Atlantic (Lux) S.ar.l.; and (ii) certain compensating payments to holders of options to acquire Capital Stock of Lux S.A. (or CDRJ North Atlantic (Lux) S.ar.l.), in connection with such liquidating distribution; and

                  (xi) all other transactions relating to any of the foregoing (including but not limited to payment of fees and expenses related to any of the foregoing).

                  "Transferee" shall have the meaning assigned to such term in
Section 9.05(g).

                  "Trustee" shall mean BankBoston, S.A., Institucion de Banca Multiple, Division Fiduciaria, acting in its capacity as trustee under the Mexican Security Agreement.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowing are denominated. For purposes hereof, the term "Rate" shall include the Adjusted LIBOR and the Alternate Base Rate, and currency shall include Dollars and any Alternative Currency permitted hereunder.

                  "Ultimate Parent" means any Person of which the Parent at any time is or becomes a wholly owned Subsidiary after the Closing Date.

                  "Underfunding" shall mean an excess of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

                  "U.S. Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit M, among JCI, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

                  "U.S. Security Documents" shall mean each Security Document executed by Parent, JCI or a Domestic Subsidiary.

                  "Voting Stock" of any Person shall mean all Capital Stock entitled to vote generally in the election of directors (or Persons performing similar functions) of such Person.

                  "wholly owned", shall mean, when used to modify the term "Subsidiary", a Subsidiary of a Person of which securities (except for directors' qualifying shares or shares held by nominees) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

                  "Working Capital" shall mean, as of any date of determination, Consolidated Current Assets on such date minus Consolidated Current Liabilities on such date.

                  SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement (or incorporated in any other Loan Document by reference to this Agreement) to any Loan Document shall mean such Loan Document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if Parent notifies the Administrative Agent that Parent wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies Parent that the Required Lenders wish to amend
Article VI or any related
definition for such purpose), then Parent's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Parent and the Required Lenders.

                  SECTION 1.03. Exchange Rates. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date to be used for calculating relevant Dollar Equivalent and Alternative Currency Equivalent amounts. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between the applicable currencies.

                  (b) Not later than 5:00 p.m., New York City time, on each Reset Date and on the date of each Alternative Currency Borrowing, the Administrative Agent shall (i) determine the Dollar Equivalent of the aggregate principal amount of the Alternative Currency Loans then outstanding (after giving effect to any Alternative Currency Loans made or repaid on such date) and
(ii) notify the Borrowers of the results of such determination.

                  SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Credit Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Credit Borrowing").

                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Term Loan to (i) JCI, in Dollars, on the Closing Date in an aggregate principal amount not to exceed 40% of its Term Loan Commitment and (ii) DCJ, in Dollars, on the Closing Date in an aggregate principal amount not to exceed 60% of its Term Loan Commitment, and
(b) to make Revolving Loans to either Borrower, at any time and from time to time on or after the Closing Date, and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in Dollars or one or more Alternative Currencies (as specified in the Borrowing Requests with respect thereto), in an aggregate principal amount (determined as of the date of each Revolving Credit Borrowing) that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment, (ii) the DCJ Revolving Credit Exposure exceeding the DCJ Maximum Percentage of the Total Revolving Credit Commitment or (iii) the Aggregate Alternative Currency Revolving Credit Exposure exceeding $20,000,000. Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, each Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

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                                                                              27

                  SECTION 2.02. Loans. (a) Each Loan (other than a Swingline
Loan) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), Loans made pursuant to Sections 2.22 (d) and 2.23(e) and Swingline Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 (or the Alternative Currency Equivalent thereof) and not less than $5,000,000 (or the Alternative Currency Equivalent thereof) or (ii) equal to the remaining available balance of the applicable Commitments.

                  (b)      Subject to Sections 2.02(f), 2.08, 2.10(iv) and 2.15,
(i) each Borrowing denominated in Dollars shall be comprised of ABR Loans or Eurocurrency Loans as the applicable Borrower may request pursuant to Section
2.03 and (ii) each Alternative Currency Borrowing shall be comprised entirely of Eurocurrency Loans. Each Lender may at its option make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing that, if made, would result in more than 8 Eurocurrency Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods or denominated in different currencies, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                  (c) Except with respect to Loans made pursuant to Section 2.02(f), Section 2.22(d) and Section 2.23(e), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 10:00 a.m., New York City time, in the case of fundings to an account in New York City, or 10:00 a.m., local time, in the case of fundings to an account in another jurisdiction, and the Administrative Agent shall, promptly upon receipt thereof, credit the amounts so received to an account designated by the applicable Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and (if such amount is not made available by the applicable Lender within three Business Days of the date of the applicable Borrowing) the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon in such currency, for each day from

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                                                                              28

the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  (f) If the Issuing Bank shall not have received from the applicable Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. In the case of Letters of Credit denominated in Dollars, each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount in Dollars equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. In the case of Letters of Credit denominated in an Alternative Currency, each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., London time, on such date (or if such Revolving Credit Lender shall have received such notice later than 12:00
(noon), local time in the country of the Alternative Currency, on the immediately following Business Day), an amount in such Alternative Currency equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an Alternative Currency Revolving Loan bearing interest at the relevant Foreign Base Rate of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrowers with respect to the reimbursement of any payment of a draft under a Letter of Credit prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter from the applicable Borrower will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and (if such amount is not made available by the applicable Lender within three Business Days of the date of the applicable Borrowing) the applicable Borrower agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to

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                                                                              29

Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, a rate determined by the Administrative Agent to represent its cost of overnight funds in the applicable currency, and for each day thereafter, (x) if such L/C Disbursement is denominated in Dollars, the Alternate Base Rate, and (y) if such L/C Disbursement is denominated in an Alternative Currency, the applicable Foreign Base Rate.

                  SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan, a deemed Borrowing pursuant to Section 2.02(f) or a Loan made pursuant to Section 2.22(d) or Section 2.23(e), as to which this Section 2.03 shall not apply), the applicable Borrower shall deliver to the Administrative Agent a duly completed Borrowing Request (or telephone the Administrative Agent, promptly confirmed with a written (including by telecopy) and duly completed Borrowing Request) (a) in the case of a Eurocurrency Borrowing, not later than 12:30 p.m., New York City time, three Business Days (or, if such Borrowing is to be an Alternative Currency Borrowing, 12:30 p.m., New York time, four Business Days) before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:30 p.m., New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request (including a telephonic Borrowing Request) shall be irrevocable, shall be signed by or on behalf of the applicable Borrower and shall specify the following information:
(i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing; (ii) the currency of such Borrowing (which shall be Dollars or an Alternative Currency); (iii) if such Borrowing is to be denominated in Dollars, whether such Borrowing is to be a Eurocurrency Borrowing or an ABR Borrowing; (iv) the date of such Borrowing (which shall be a Business
Day); (v) the number and location of the account to which funds are to be disbursed; (vi) the amount of such Borrowing (which shall be expressed in Dollars, regardless of whether such Borrowing is an Alternative Currency Borrowing); and (vii) if such Borrowing is to be a Eurocurrency Borrowing, the initial Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section
2.02. If no election as to the currency of Borrowing is specified in any such notice, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing if denominated in Dollars or a Eurocurrency Borrowing if denominated in an Alternative Currency. If no Interest Period with respect to any Eurocurrency Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing and the account to which Loans comprising the requested Borrowing are to be wired.

                  SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) Each Borrower hereby unconditionally promises, severally and not jointly, to pay to the Administrative Agent for the account of the Swingline Lender or each other Lender entitled thereto (i) the then unpaid principal amount of each Swingline Loan, on the last day of the Interest Period applicable to such Loan or, if earlier, on the Maturity Date and (ii) on the dates and in the amounts provided in Section 2.11 (subject to adjustment as specified herein), the principal amount of each Term Loan of such Lender made to such Borrower. Each Borrower hereby unconditionally promises, severally and not jointly, to pay to the Administrative Agent for the account of each Lender, on the Maturity Date, the then unpaid principal amount of each Revolving Loan of such Lender made to such Borrower.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender by each such Borrower from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made to each Borrower hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower or any Guarantor and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the applicable Borrower to repay the Loans to it in accordance with the terms hereof.

                  (e) Prior to the Closing Date (or if any Lender becomes a Lender after the Closing Date, prior to the date such Lender becomes a Lender), any Lender may through the Administrative Agent request that Loans made by it to a Borrower be evidenced by a promissory note, substantially in the form of Exhibit N-1 and/or N-2 (each, a "Note"). In such event, the applicable Borrower shall execute and deliver to such Lender a Note payable to such Lender.

                  SECTION 2.05. Fees. (a) The Borrowers agree, severally and not jointly in the respective proportions set forth in the next succeeding sentence, to pay to the Administrative Agent for the account of Revolving Credit Lenders, on the last Business Day of March, June, September and December in each year and on each date on which the Commitments of all Lenders shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage per annum in effect from time to time on the average daily unused amount of the Commitments (excluding the Swingline Commitment) of such Lender during the preceding quarter (or other period commencing with the Closing Date (for purposes of this Section 2.05, the aggregate amount of the L/C Exposure shall be deemed used Commitments) or ending with the Maturity Date or the date on which the Commitments of all Lenders shall expire or be terminated). JCI shall be responsible for 40% of such Commitment Fees and DCJ shall be responsible for 60% of such Commitment Fees. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating the Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.17 as a result of outstanding Swingline Loans.

                  (b) The Borrowers agree, severally and not jointly in the respective proportions set forth in the next succeeding sentence, to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees") and to otherwise comply with the fourth paragraph of the Fee Letter. JCI shall be responsible for 40% of the

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                                                                              31

Administrative Agent Fees and DCJ shall be responsible for 60% of such Administrative Agent Fees.

                  (c) Each Borrower agrees, severally and not jointly, (i) to pay to the Administrative Agent for the account of each Revolving Credit Lender, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments of all Lenders shall be terminated as provided herein (each such date, an "L/C Fee Payment Date"), a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) in respect of Letters of Credit issued for the account of such Borrower at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurocurrency Loans pursuant to Section 2.06, (ii) to pay to the Issuing Bank a fronting fee (the "Issuing Bank Fees") with respect to each Letter of Credit issued by such Issuing Bank (payable in arrears), computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit on each L/C Fee Payment Date, equal to 0.25% per annum of the aggregate undrawn face amount of Letters of Credit outstanding which were issued by such Issuing Bank, and (iii) to pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it. All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees and the Issuing Bank's costs and expenses described in Section 2.05(c)(iii) shall be paid directly to the Issuing Bank.

                  SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

                  (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBOR for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

                  (c) Subject to the provisions of Section 2.07, each Foreign Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal to the Foreign Base Rate.

                  (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The

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                                                                              32

applicable Alternate Base Rate, Adjusted LIBOR or Foreign Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  (e) Interest on each Alternative Currency Borrowing shall be payable in the applicable Alternative Currency.

                  SECTION 2.07. Default Interest. If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date of such defaulted payment to but excluding the date of actual payment (to the extent lawful, after as well as before judgment)
(a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to (i) if such amount is payable in Dollars, the sum of the rate that would be applicable to an ABR Loan plus 2.00% and (ii) if such amount is payable in an Alternative Currency, the sum of the applicable Foreign Base Rate plus 2.00%.

                  SECTION 2.08. Alternate Rate of Interest. In the event, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing the Administrative Agent shall have reasonably determined that (a) deposits in the principal amounts of the Alternative Currency Loans comprising such Borrowing are not generally available in the London or other relevant interbank market, or (b) by reason of circumstances affecting the relevant market, reasonable means do not exist for ascertaining Adjusted LIBOR, the Administrative Agent shall, as soon as practicable thereafter, give written (including telecopy) notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if the conditions specified in clause (b) above exist, any request by a Borrower for a Eurocurrency Borrowing denominated in Dollars pursuant to Section 2.03, or to continue any Eurocurrency Borrowing denominated in Dollars for another Interest Period or to convert an ABR Borrowing to a Eurocurrency Borrowing pursuant to
Section 2.10, shall be deemed to be a request for an ABR Borrowing and (ii) if the conditions specified in clause (a) above exist, any request for an Alternative Currency Borrowing shall be rejected. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments, the L/C Commitment and the Swingline Commitment shall automatically terminate on the Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on June 15, 2003, if the first Credit Event as contemplated by Section 4.02 below shall not have occurred by such time.

                  (b) Within one Business Day of entering into any Mexican Financing Agreement, the Total Revolving Credit Commitment shall be reduced by the Dollar Equivalent of the maximum committed amount that may be extended thereunder. Promptly following any reduction to the Total Revolving Credit Commitment under this

Section 2.09(b), the Administrative Agent shall notify the Borrowers and the Lenders of the amount of the Total Revolving Credit Commitment and of the new DCJ Maximum Percentage, such determinations being conclusive absent manifest error.

                  (c) Upon at least three Business Days' prior irrevocable written (including telecopy) or telephone notice (which notice shall be confirmed promptly in writing) to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $500,000 and in a minimum amount of $2,500,000, (ii) the Total Revolving Credit Commitment shall not be reduced to the extent that, after giving effect thereto, the DCJ Revolving Credit Exposure would exceed the DCJ Maximum Percentage of the Total Revolving Credit Commitment and (iii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

                  (d) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments.

                  SECTION 2.10. Conversion and Continuation of Borrowings. Each Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:30 p.m., New York City time, one Business Day prior to conversion, to convert any Eurocurrency Borrowing denominated in Dollars into an ABR Borrowing, (b) not later than 12:30 p.m., New York City time, three Business Days (or in the case of an Alternative Currency Borrowing, four Business Days) prior to conversion or continuation, to convert any ABR Borrowing into a Eurocurrency Borrowing denominated in Dollars or to continue any Eurocurrency Borrowing as a Eurocurrency Borrowing in the same currency for an additional Interest Period, and (c) not later than 12:30 p.m., New York City time, three Business Days (or in the case of an Alternative Currency Borrowing, four Business Days) prior to conversion, to convert the Interest Period with respect to any Eurocurrency Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount;

                  (iv) if any Eurocurrency Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
Section 2.16; and

                  (v) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default (such notice stating that the Required Lenders have determined that a conversion to, or continuance of a Borrowing as, a Eurocurrency Borrowing is not appropriate), (x) no outstanding Borrowing denominated in Dollars may be converted into, or continued as, a Eurocurrency Borrowing, (y) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (z) no Interest Period in excess of one month may be selected for any Alternative Currency Borrowing.

                  Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurocurrency Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurocurrency Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the applicable Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), (i) in the case of a Borrowing denominated in Dollars, automatically be continued as an ABR Borrowing and (ii) in the case of an Alternative Currency Borrowing, automatically be continued into a new Interest Period of one month. Notwithstanding any contrary provisions herein, the currency of an outstanding Borrowing may not be changed in connection with any conversion or continuation of such Borrowing.

                  SECTION 2.11. Repayment of Term Borrowings. (a)(i) JCI shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day, a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.12(b) and 2.13(e)) made to JCI equal to the amount set forth below opposite such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

       Date                                      Amount
       ----                                      ------
September 30, 2003                            $   500,000
December 31, 2003                                 500,000
March 31, 2004                                    750,000
June 30, 2004                                     750,000
September 30, 2004                                750,000
December 31, 2004                                 750,000
March 31, 2005                                  1,000,000
June 30, 2005                                   1,000,000

       Date                                      Amount
       ----                                      ------
September 30, 2005                              1,000,000
December 31, 2005                               1,000,000
March 31, 2006                                  1,000,000
June 30, 2006                                   1,000,000
September 30, 2006                              1,000,000
December 31, 2006                               1,000,000
March 31, 2007                                  1,250,000
June 30, 2007                                   1,250,000
September 30, 2007                              1,250,000
December 31, 2007                               1,250,000
March 31, 2008                                  1,500,000
Maturity Date                                   1,500,000

                  (ii) DCJ shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next preceding Business Day (each such date referred to in this clause (ii) and in clause (i) above being a "Repayment Date"), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.12(b) and 2.13(e)) made to DCJ equal to the amount set forth below opposite such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

       Date                                      Amount
       ----                                      ------
September 30, 2003                            $   750,000
December 31, 2003                                 750,000
March 31, 2004                                  1,125,000
June 30, 2004                                   1,125,000
September 30, 2004                              1,125,000
December 31, 2004                               1,125,000
March 31, 2005                                  1,500,000
June 30, 2005                                   1,500,000
September 30, 2005                              1,500,000
December 31, 2005                               1,500,000
March 31, 2006                                  1,500,000
June 30, 2006                                   1,500,000
September 30, 2006                              1,500,000
December 31, 2006                               1,500,000
March 31, 2007                                  1,875,000
June 30, 2007                                   1,875,000
September 30, 2007                              1,875,000
December 31, 2007                               1,875,000

       Date                                      Amount
       ----                                      ------
March 31, 2008                                  2,250,000
Maturity Date                                   2,250,000

                  (b) To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

                  (c) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

                  SECTION 2.12. Prepayment. (a) Each and either Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty (except as provided in Section 2.16), upon prior written or telecopy notice (or telephone notice promptly confirmed by written (including telecopy) notice) to the Administrative Agent
(i) in the case of a prepayment of a Eurocurrency Borrowing, given before 12:30 p.m., New York City time, three Business Days (or, in the case of prepayment of an Alternative Currency Borrowing, four Business Days) before such prepayment and (ii) in the case of a prepayment of ABR Loans or Foreign Base Rate Loans, given before 12:30 p.m., New York City time, one Business Day before such prepayment; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000 (or the Alternative Currency Equivalent thereof) and not less than $2,500,000 (or the Alternative Currency Equivalent thereof).

                  (b) Optional prepayments of Term Loans by a Borrower shall be applied (i) first, against the remaining scheduled installments of principal due in respect of the Term Loans of such Borrower under Section 2.11(a)(i) or (ii), as the case may be, in the next twelve months in the order of maturity and (ii) second, pro rata against the remaining scheduled installments of principal due in respect of such Term Loans.

                  (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

                  SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments pursuant to Section 2.09, each Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments pursuant to Section 2.09, then at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrowers and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure and the Aggregate Alternative Currency Revolving Credit Exposure after giving effect thereto and the portion of the Aggregate Revolving Credit Exposure and the Aggregate Alternative Currency Revolving Credit Exposure attributable to each Borrower. If at any time, as a result of such a partial reduction or termination, as a result of fluctuations in exchange rates or otherwise, if (i) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, (ii) the Aggregate Alternative Currency Revolving Credit Exposure would exceed $22,000,000 or (iii) the

DCJ Revolving Credit Exposure would exceed the DCJ Maximum Percentage of the Total Revolving Credit Commitment, then the Borrowers shall (x) on the date of such reduction or termination of Revolving Credit Commitments or (y) within four Business Days following notice from the Administrative Agent of any such fluctuation in exchange rate or otherwise, repay or prepay Revolving Credit Borrowings or Swingline Loans in an amount sufficient to eliminate such excess. For purposes of clauses (i) and (iii) in the immediately preceding sentence, the Aggregate Alternative Revolving Credit Exposure shall be calculated by reference to the Dollar Equivalent of each amount denominated in an Alternative Currency, such Dollar Equivalent to be determined as of the date such Alternative Currency liability was incurred.

                  (b) The Borrowers shall repay Term Loans in accordance with Section 2.13(e) by the amount equal to the aggregate amount of Net Proceeds (minus any Reinvested Amount relating thereto) received by Parent or any of its Subsidiaries from (i) the sale, transfer or other disposition by Parent or any of its Subsidiaries of any property or assets of Parent or any of its Subsidiaries to any Person (other than to the Parent or any Subsidiary thereof) pursuant to Section 6.05(i); (ii) the sale or other disposition of any Capital Stock, property or assets of any Foreign Subsidiary existing on the Closing Date (other than DCJ, any Mexican Subsidiary which is a Subsidiary Guarantor, Jafra Cosmetics Dominicana S.A., CDRJ Europe Holding Company B.V. or any Subsidiary of CDRJ Europe Holding Company B.V. existing on the Closing Date), or of any property or assets of any other Subsidiary existing on the Closing Date that are used in any business or operations conducted in any jurisdiction other than the United States, Mexico, the Dominican Republic and Europe pursuant to Section 6.05(l); or (iii) the recovery by Parent or any of its Subsidiaries of amounts owing to it under property insurance policies if Parent and its Subsidiaries have not commenced replacement of the property on account of which such amounts were paid within one year of the later of the date of the casualty to, or condemnation of, such property or the receipt of such Net Proceeds, provided that, notwithstanding the foregoing, any such repayment of the Term Loans pursuant to this Section 2.13(b) shall only be required upon any such sale or transfer or recovery to the extent the Net Proceeds received therefrom, when aggregated with the Net Proceeds received from all such sales or transfers or recoveries in the immediately preceding twelve-month period and minus all applicable Reinvested Amounts relating to all such Net Proceeds, exceed $5,000,000. The applicable Borrower shall make any prepayment pursuant to this
Section 2.13(b) as promptly as practicable (and in any event, within three Business Days) following the date of receipt of any such Net Proceeds (except that if any such Net Proceeds are eligible to be reinvested in accordance with the definition of the term "Reinvested Amount" and neither Parent nor any such Borrower has elected to reinvest such proceeds, such prepayment shall be made on the earlier of (x) the date on which the certificate of a Responsible Officer of Parent or such Borrower to such effect is delivered to the Administrative Agent in accordance with such definition and (y) the last day of the period within which a certificate setting forth such election is required to be delivered in accordance with such definition).

                  (c) On the Business Day following the date on which the financial statements with respect to a fiscal year are delivered pursuant to
Section 5.01(a), the Borrowers shall prepay outstanding Term Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to 50% of Excess Cash Flow for the fiscal year then ended (or, in the case of the fiscal year ended December 31, 2003, the period commencing on July 1, 2003, and ending on December 31, 2003); provided, however, that no such prepayment shall be required if the Consolidated Leverage Ratio as of the end of such fiscal year shall be less than 3.00 to 1.00.

                  (d) In the event that Parent or any Subsidiary shall receive Net Proceeds from the issuance or other disposition of Indebtedness for money borrowed (other than Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrowers shall, as promptly as practicable upon (and in any event not later than the third Business Day next following) the receipt of such Net Proceeds, apply an amount equal to 100% of such Net Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(e).

                  (e) Each prepayment of outstanding Term Loans required to be made pursuant to any paragraph of this Section 2.13 shall be applied (i) first against the remaining scheduled installments of principal due in respect of the Term Loans of the applicable Borrower under Section 2.11(a)(i) or (ii), as the case may be, in the next twelve months in the order of maturity and (ii) second pro rata against the remaining scheduled installments of principal due in respect of such Term Loans. To the extent that Excess Cash Flow for any fiscal year required to be used to prepay Term Loans pursuant to Section 2.13(c) is attributable (as reasonably determined by Parent) to one Borrower and its Subsidiaries (as opposed to the other Borrower and its Subsidiaries), then such Excess Cash Flow shall be used to prepay the Term Loans of such Borrower in accordance with this Section 2.13(e).

                  (f) Parent shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of Parent setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent reasonably practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

                  (g) Unless the Borrowers otherwise elect, amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and/or Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, as the case may be. Any amounts remaining after each such application shall, at the option of the applicable Borrower, be applied to prepay Eurocurrency Term Loans or Eurocurrency Revolving Loans, as the case may be, immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay Eurocurrency Term Loans and (ii) allocable to Revolving Loans to prepay Eurocurrency Revolving Loans, in each case on the last day of their respective Interest Periods (or, at the direction of Borrowers, on any earlier date) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid to the extent required by Section 2.13 or until all the allocable cash on deposit with respect to such Loans has been exhausted and thereupon any balance remaining in the Prepayment Account shall be disbursed to the applicable Borrower. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrowers with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph
(g). The Administrative Agent will, at the request of Borrowers, invest amounts on deposit in the Prepayment Account in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurocurrency Term Borrowings or Eurocurrency Revolving Credit Borrowings to be prepaid, as the case may be; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Event of Default pursuant to Section 7.01 or Section 7.02(a) shall have occurred and be continuing. Any losses that may result from such investments shall not relieve the applicable Borrower from its obligation to prepay Eurocurrency Borrowings on the last day of the applicable Interest Period. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above, except to the extent necessary to make the applicable prepayment required by Section 2.13. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. Each Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Secured Parties, a security interest in the Prepayment Account to secure the Obligations.

                  SECTION 2.14. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender (which term shall include the Issuing Bank in this Section 2.14) or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender):

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any Eurocurrency Loan made by it or its obligation to make Eurocurrency Loans or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes (including Non-Excluded Taxes described in Section 2.20(b) and changes in taxes measured by or imposed upon the overall net income, or franchise taxes, or taxes measured by or imposed upon overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of Adjusted LIBOR hereunder; or

                  (iii) shall impose on such Lender any other condition excluding any tax of any kind whatsoever;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrowers from such Lender, through the Administrative Agent, in accordance herewith, the applicable Borrower shall promptly pay such Lender, upon its demand, any additional amount or amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurocurrency Loans or Letters of Credit, provided that, in any such case, such Borrower may elect to convert Eurocurrency Loans made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case such Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this Section 2.14(a) and such amounts, if any, as may be required pursuant to
Section 2.16. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.14(a), it shall provide prompt notice thereof to the applicable Borrower, through the Administrative Agent, certifying (i) that one of the events described in this Section 2.14(a) has occurred and describing in reasonable detail the nature of such event, (ii) as to the increased cost or reduced amount resulting from such event and (iii) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender) shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor certifying (i) that one of the events described in this Section 2.14(b) has occurred and describing in reasonable detail the nature of such event, (ii) as to the reduction of the rate of return on capital resulting from such event and (iii) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction.

                  (c)      Any certificate provided pursuant to paragraph (a) or
(b) above as to any additional amounts payable pursuant to this Section 2.14 submitted by such Lender, through the Administrative Agent, to the Borrowers shall be conclusive in the absence of manifest error. The agreements in this
Section 2.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, (i) any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan or participations in Letters of Credit denominated in an Alternative Currency, or shall make it unlawful for the Issuing Bank to issue Letters of Credit denominated in an Alternative Currency, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in such Alternative Currency to, or to issue Letters of Credit denominated in such Alternative Currency for the account of, a Borrower, then by prompt written notice thereof to the Borrowers and to the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist):

                  (i) such Lender may declare that Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies), as the case may be, will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans and Foreign Base Rate Loans will not thereafter (for such duration) be converted into Eurocurrency Loans), whereupon any request for a Eurocurrency Borrowing or Alternative Currency Borrowing (in the affected currency or currencies), as the case may be (or to convert an ABR Borrowing or a Borrowing comprised of Foreign Base Rate Loans to a Eurocurrency Borrowing or to continue a Eurocurrency Borrowing or an Alternative Currency Borrowing (in the affected currency or currencies), as the case may be, for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (in the case of Loans denominated in Dollars) or a Foreign Base Rate Loan (in the case of Loans denominated in an Alternative Currency) (or a request to continue an ABR Loan as such or to convert a Eurocurrency Loan into an ABR Loan or a Foreign Base Rate Loan, as the case may be), unless such declaration shall be subsequently withdrawn;

                  (ii) such Lender may require that all outstanding Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies), as the case may be, made by it be converted to ABR Loans (in the case of Eurocurrency Loans denominated in Dollars) or Foreign Base Rate Loans (in the case of Loans denominated in an Alternative Currency), as the case may be, in which event all such Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies), as the case may be, shall be automatically converted to ABR Loans or Foreign Base Rate Loans, as the case may be, as of the effective date of such notice as provided in paragraph (b) below; and

                  (iii) in the case of any such change affecting the Issuing Bank's ability to issue, or any Revolving Credit Lender's ability to acquire participations in, Letters of Credit denominated in an Alternative Currency, the Issuing Bank or such Lender may declare that Letters of Credit will not thereafter be issued in the affected Alternative Currency or Currencies, whereupon the affected Alternative Currency or Currencies shall be deemed (for the duration of such declaration) not to constitute an Alternative Currency for purposes of the issuance of Letters of Credit.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans or Alternative Currency Loans, as the case may be, that would have been made by such Lender or the converted Eurocurrency Loans or Alternative Currency Loans, as the case may be, of such Lender shall instead be applied to repay the ABR Loans or Foreign Base Rate Loans, as the case may be, made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans or Alternative Currency Loans, as the case may be.

                  (b) For purposes of this Section 2.15, a notice to the Borrowers by any Lender shall be effective as to each Eurocurrency Loan made by such Lender, on the last day of the Interest Period currently applicable to such Eurocurrency Loan or within such earlier period required by law; in all other cases such notice shall be effective on the date of receipt by the applicable Borrower.

                  SECTION 2.16. Indemnity. Each Borrower agrees to indemnify, severally and not jointly, each Lender against and to hold each Lender harmless from any loss or expense (other than through such Lender's gross negligence or willful misconduct) that such Lender may sustain or incur as a consequence of
(a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after such

Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this Section 2.16, it shall provide prompt notice thereof to the applicable Borrower, through the Administrative Agent, certifying (i) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (ii) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (iii) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this Section 2.16 submitted by such Lender, through the Administrative Agent, to the applicable Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 2.17. Pro Rata Treatment. Except as provided below in this Section 2.17 with respect to Swingline Loans and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole Dollar (or comparable unit of any applicable Alternative Currency) amount.

                  SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against a Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Term Loans and Revolving Loans and participations in

L/C Disbursements shall be proportionately less than the unpaid principal portion of the Term Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loans and Revolving Loans and L/C Exposure, as the case may be of such other Lender, so that the aggregate unpaid principal amount of the Term Loans and Revolving Loans and L/C Exposure and participations in Term Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans and Revolving Loans and L/C Exposure then outstanding as the principal amount of its Term Loans and Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Term Loans and Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers and Parent expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Term Loan or Revolving Loan or L/C Disbursement deemed to have been so purchased may, to the extent provided in
Section 9.07, exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by Parent or such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such participation.

                  SECTION 2.19. Payments. (a) Except as otherwise provided herein, the applicable Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time or, in the case of any payment in an Alternative Currency, 1:00 p.m., local time in the country of the Alternative Currency), on the date when due in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees and amounts pursuant to Section 2.05(c)(iii), which shall be paid directly to the Issuing Bank, and (ii) reimbursements of drafts under Letters of Credit which shall be paid to the respective Issuing
Bank) shall be made to the Administrative Agent at its offices designated by the Administrative Agent from time to time. Each such payment (other than principal of and interest on Alternative Currency Loans which shall be made in the applicable Alternative Currency) shall be made in Dollars. The Administrative Agent shall distribute such funds to the Lenders, as the case may be, holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.20. Taxes. (a) Except to the extent required under applicable law, all payments made by a Borrower or any Guarantor under this Agreement or any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding taxes measured

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                                                                              44

by or imposed upon the overall net income of the Administrative Agent or any Lender or its applicable lending office, or any branch or affiliate of either, and all franchise taxes, branch taxes, taxes on doing business or taxes measured by or imposed upon the overall capital or net worth of the Administrative Agent or any Lender or its applicable lending office, or any branch or affiliate of either, in each case imposed: (i) by the jurisdiction under the laws of which the Administrative Agent or such Lender, applicable lending office, branch or affiliate is organized or is located, or in which the principal executive office of the Administrative Agent or any Lender is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent or such Lender, applicable lending office, branch or affiliate other than a connection arising from the Administrative Agent or such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any other Loan Document. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any other Loan Document, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the applicable Borrower or Guarantor shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender or the Administrative Agent under the circumstances and to the extent set forth in Section 2.20(b). Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.20(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Notwithstanding the provisions of Section 2.20(a), the applicable Borrower or Guarantor shall be entitled to deduct and withhold Non-Excluded Taxes and shall not be required to increase any amounts payable to a Lender or the Administrative Agent in respect of:

                  (i) Non-Excluded Taxes imposed by any Governmental Authority of, or located in, Mexico, to the extent such Non-Excluded Taxes are imposed on payments at a rate in excess of 4.9% (such Non-Excluded Taxes in excess of 4.9%, "Excess Mexican Taxes"; provided, however, that if after the date hereof any tax treaty to which Mexico is a party is amended, this clause 2.20(b)(i) shall not apply to any Lender or the Administrative Agent to the extent such Lender or the Administrative Agent, as the case may be, would not have been subject to such Excess Mexican Taxes but for such amendment;

                  (ii) Non-Excluded Taxes that would not have been incurred but for the failure of such Lender or the Administrative Agent, as the case may be, or in the case of a participation pursuant to Section 9.05, the failure of the relevant participant, to comply with any certification, identification, information, documentation or other reporting

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                                                                              45

requirement, if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, Non-Excluded Taxes;

                  (iii) Non-Excluded Taxes imposed by the United States of America, if such Lender or the Administrative Agent is not organized under the laws of the United States of America or a state thereof and fails to comply with requirements of Section 2.20(c); and

                  (iv) Non-Excluded Taxes imposed by any Governmental Authority of, or located in, Mexico as a result of the failure by any Lender (x) to provide to the Borrowers or any Guarantor, as the case may be, upon request of the Borrowers or any Guarantor, as the case may be, and if and when required under applicable law, a letter specifying that the Lender is the effective beneficiary of the interest payments under this Agreement or any other Loan Document, as set forth in the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) and the "Miscellaneous Tax Resolution for 2003" (Resolucion Miscelanea Fiscal para 2003, as amended, or any equivalent general rules in effect thereafter while this Agreement shall remain in full force and effect, or (y) to maintain registration with the Ministry of Finance and Public Credit as a foreign financial institution for purposes of Section I of Article 195 of the Mexican Income Tax Law, as long as such requirement is applicable to such Lender, and to comply with the requirements set forth therein.

                  (c) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) on or before the date of any payment by a Borrower under this Agreement or any other Loan Document to such Lender, deliver to the Borrowers and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be;

                  (ii) deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent;

unless in any such case, any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent. Such Lender shall certify that it is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes and that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a participant pursuant to Section 9.05 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 2.20, provided that in the case of a participant such participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

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                                                                              46

                  SECTION 2.21. Certain Rules Relating to the Payment of Additional Amounts. (a) Upon the request, and at the expense, of a Borrower or Guarantor, each Lender or the Administrative Agent to which such Borrower or Guarantor is required to pay any additional amount pursuant to Section 2.14 or 2.20, and any participant of a Lender or the Administrative Agent in respect of whose participation such payment is required, shall reasonably afford such Borrower or Guarantor the opportunity to contest, and reasonably cooperate with such Borrower or Guarantor in contesting, the imposition of any Non-Excluded Tax giving rise to such payment, provided that (i) such Lender or the Administrative Agent shall not be required to afford such Borrower or Guarantor the opportunity to so contest unless the Borrower or Guarantor shall have confirmed in writing to such Lender or the Administrative Agent its obligation to pay such amounts pursuant to this Agreement and (ii) such Borrower or Guarantor shall reimburse such Lender or the Administrative Agent for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with such Borrower or Guarantor in contesting the imposition of such Non-Excluded Tax.

                  (b) If a Lender or the Administrative Agent changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of the change, as of the date of the change, would be to cause a Borrower or Guarantor to become obligated to pay any additional amount under Section 2.14 or 2.20, such Borrower or Guarantor shall not be obligated to pay such additional amount.

                  (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender or the Administrative Agent by a Borrower or Guarantor pursuant to Section 2.14 or 2.20 such Lender or the Administrative Agent shall take such steps as may reasonably be available to it and acceptable to such Borrower or Guarantor to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans or reissue Letters of Credit held by such Lender at another lending office, or through another branch or an affiliate, of such Lender), provided that such Lender or the Administrative Agent shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless such Borrower or Guarantor agrees to reimburse such Lender or the Administrative Agent for the reasonable incremental out-of-pocket costs thereof). If a condition or event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender or the Administrative Agent by a Borrower or Guarantor pursuant to Section 2.14(a)(i) (i.e. increased costs for taxes) such Lender or the Administrative Agent shall promptly notify such Borrower or Guarantor and the Administrative Agent, provided that a failure on the part of a Lender or the Administrative Agent to notify such Borrower or Guarantor shall not result in any liability to such Lender or the Administrative Agent and shall not reduce the amount of any additional amounts payable hereunder to such Lender or the Administrative Agent to the extent that such failure to notify such Borrower or Guarantor does not result in the payment of any additional amount by such Borrower or Guarantor pursuant to Section 2.14(a)(i) which payment could have been avoided or reduced had the Lender or the Administrative Agent notified the Borrower or Guarantor in accordance with this Section 2.21(c).

                  (d) Except as provided in the next sentence, if a Borrower or Guarantor shall become obligated to pay additional amounts pursuant to Section 2.14 or 2.20 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under Section 2.14 or 2.20, such Borrower or Guarantor shall have the right, for so long as such obligation remains, (i) with the assistance of the Administrative

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                                                                              47

Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and such Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan's principal amount plus accrued interest, and assume the affected obligations under this Agreement, or
(ii) to the extent that no Default or Event of Default under Section 6.12, 6.13 or 7.02(a) shall have occurred of which either Borrower has actual knowledge and is then continuing, upon at least four Business Days irrevocable notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, subject to Section 2.16 but otherwise without premium or penalty. If a Borrower or Guarantor shall become obligated to pay additional amounts pursuant to Section
2.20 in respect of Non-Excluded Taxes imposed by Mexico, the rights of such Borrower or Guarantor pursuant to the preceding sentence shall apply only in the event such Non-Excluded Taxes are imposed at a rate in excess of 4.9%. In the case of the substitution of a Lender, the Borrowers, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to Section 9.05 to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the applicable Borrower shall first pay the affected Lender any additional amounts owing under Sections 2.14, 2.16 and 2.20 (as well as any commitment fees and other amounts then due and owing to such Lender) prior to such substitution or prepayment.

                  (e) If the Administrative Agent or any Lender receives a refund in respect of taxes for which a Borrower or Guarantor has made additional payments pursuant to Section 2.14(a) or 2.20(a), the Administrative Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority) to such Borrower or Guarantor; provided, however, that such Borrower and Guarantor agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to the Administrative Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority. Notwithstanding anything to the contrary contained in this Section 2.21(e), no Lender shall have any obligation to disclose to a Borrower any of such Lender's books, records or tax filings.

                  (f) The obligations of the Administrative Agent and of each Lender or participant of a Lender under this Section 2.21 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

                  SECTION 2.22. Letters of Credit. (a) General. Either Borrower may request the issuance of a Letter of Credit for its own or any of its Subsidiaries' account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section 2.22 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the applicable Borrower shall deliver (including by telecopy) to the Issuing Bank and the Administrative Agent (at least five Business Days

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                                                                              48

prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be Dollars or, subject to Section 2.15, an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $10,000,000, (B) the Aggregate Alternative Currency Revolving Credit Exposure shall not exceed $20,000,000, (C) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment and (D) the DCJ Revolving Credit Exposure shall not exceed the DCJ Maximum Percentage of the Total Revolving Credit Commitment.

                  (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is three Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided that any Letter of Credit may, upon the request of the applicable Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is three Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

                  (d) Participations. (i) The Issuing Bank irrevocably agrees to grant and hereby grants to each Revolving Credit Lender, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each Revolving Credit Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such Revolving Credit Lender's own account and risk an undivided interest equal to such Revolving Credit Lender's Pro Rata Percentage from time to time in effect in the Issuing Bank's obligations and rights (other than with respect to the Issuing Bank Fees and amounts pursuant to Section 2.05(c)(iii)) under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each Revolving Credit Lender agrees with the Issuing Bank to make the payments specified in clause (f) of Section 2.02 hereof.

                  (ii) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender its pro rata share of such payment in accordance with
Section 2.02(f), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will, (x) if with respect to payments in Dollars, if such payment is received prior to 12:00 noon, New York City time, on a Business Day, distribute to such Revolving Credit Lender its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Bank will distribute such payment on the next succeeding Business Day and (y) if with respect to an Alternative Currency, if such payment is received prior to 10:00 a.m., local time, on a Business Day, distribute to such Revolving Credit Lender its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Bank will distribute such payment on the next succeeding Business Day; provided, however, that in the event that

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                                                                              49

any such payment received by the Issuing Bank and distributed to the Revolving Credit Lenders shall be required to be returned by the Issuing Bank, each such Revolving Credit Lender shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

                  (e) Reimbursement. (i) Upon payment of a draft under a Letter of Credit, the applicable Borrower agrees to reimburse the Issuing Bank on the same Business Day on which it receives notice that a draft presented under any Letter of Credit issued by such Issuing Bank has been paid by such Issuing Bank, provided such Issuing Bank provides such notice to the Borrower prior to 11:00 a.m., New York City time, on such Business Day and otherwise the Borrower will reimburse the Issuing Bank on the next succeeding Business Day by 11:00 a.m., New York City time (or, in the case of any payment in an Alternative Currency, 11:00 a.m., local time in the country of the Alternative Currency); provided further that the failure to provide such notice shall not affect the applicable Borrower's absolute and unconditional obligation to reimburse the Issuing Bank for any draft paid under any Letter of Credit issued by it. Any such notice shall indicate the amount of (x) such draft so paid and (y) any taxes, fees, charges or other costs or expenses reasonably incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in Dollars or in the applicable Alternative Currency and in immediately available funds.

                  (ii) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.02 of ABR Loans in the amount of such drawing (or the Dollar Equivalent thereof) but without any requirement for compliance with the prior notice or minimum borrowing amount provisions of Section 2.02 or the conditions set forth in Section 4.01. The date of Borrowing with respect to such borrowing shall be the date of such drawing. Any such request or borrowing shall not relieve the Issuing Bank or Revolving Credit Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Bank or any Revolving Credit Lender, or otherwise affect any defenses or other right that either Borrower may have as a result of any such gross negligence or willful misconduct.

                  (f) Obligations Absolute. (i) Each Borrower's obligation to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which a Borrower may have or have had against the Issuing Bank, any Lender or any beneficiary of a Letter of Credit, provided that this paragraph shall not relieve the Issuing Bank or any Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Bank or any Lender, or otherwise affect any defense or other right that a Borrower may have as a result of any such gross negligence or willful misconduct.

                  (ii) Each Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and such Borrower's reimbursement obligations under Section 2.22(e) shall not be affected by, among other things,
(x) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (y) any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (z) any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee, provided that this paragraph shall not relieve the Issuing Bank of any liability resulting

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                                                                              50

from the gross negligence or willful misconduct of the Issuing Bank, or otherwise affect any defense or other right that such Borrower may have as a result of any such gross negligence or willful misconduct.

                  (iii) Neither the Issuing Bank with respect to any Letter of Credit nor any Lender with respect thereto shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with such Letter of Credit, except for errors or omissions caused by such Person's gross negligence or willful misconduct.

                  (iv) Each Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Borrower and shall not result in any liability of such Issuing Bank or any Lender to such Borrower.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the applicable Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement; provided further that this paragraph shall not relieve the Issuing Bank of any liability resulting from the gross negligence or willful misconduct of the Issuing Bank, or otherwise affect any defense or other right that the applicable Borrower may have as a result of any such gross negligence or willful misconduct. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

                  (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full as specified in clause
(e) above the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were (i) in the case of an L/C Disbursement denominated in Dollars, an ABR Loan, and (ii) in the case of an L/C Disbursement denominated in an Alternative Currency, a Foreign Base Rate Loan.

                  (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Borrowers by notice to the Issuing Bank and the Administrative Agent. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement,
(i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                  (j) Reporting Requirements of Issuing Banks. (a) Within two Business Days following the last day of each calendar month, each Issuing Bank shall deliver to the Administrative Agent a report detailing all activity during the preceding month with respect to any Letters of Credit issued by such Issuing Bank, including the face amount, the account party, the beneficiary and the expiration date of such Letters of Credit and any other information with respect thereto as may be requested by the Administrative Agent.

                  (k) Additional Issuing Banks. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph
(k) shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank or Issuing Banks and such Lender.

                  SECTION 2.23. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans, in Dollars, to either Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $7,500,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a minimum amount of $250,000 or a multiple of $100,000 in excess thereof. The Swingline Commitments may be terminated or reduced from time to time as provided herein. Within the foregoing limits, each Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

                  (b) Swingline Loans. The applicable Borrower shall notify the Administrative Agent and the Swingline Lender, by telecopy, or by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day), the account of the applicable Borrower into which the Swingline Loan is to be deposited and the amount of such Swingline Loan. The Swingline Lender will make the proceeds of the Swingline Loan available to the Administrative Agent for

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                                                                              52

further credit on the date of such notice to the account so designated by the applicable Borrower.

                  (c) Prepayment. Each Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and the Administrative Agent before 1:00 p.m., New York City time, on the date of prepayment at the Swingline Lender's address for notices specified on Schedule 2.01 or as otherwise specified in writing to the applicable Borrower. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

                  (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

                  (e) Participations. (i) The Administrative Agent, at any time in its sole and absolute discretion, may (or, upon the request of the Swingline Lender, shall), on behalf of the applicable Borrower (which hereby irrevocably directs the Administrative Agent to act on its behalf) request that each Revolving Credit Lender make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender's Pro Rata Percentage of the then outstanding principal amount of Swing Line Loans (the "Refunded Swing Line Loans") on the date such notice is given (regardless of whether the Refunded Swing Line Loans comply with the minimum borrowing provisions of Section 2.02). In the event that the Swingline Lender makes its request for refunding of the Swingline Loans, each Revolving Credit Lender shall make the proceeds of its Revolving Loan available in immediately available funds to the Administrative Agent, for the benefit of the Swingline Lender, at the office of the Administrative Agent prior to 11:00 a.m., New York City time, on the first Business Day following such request (or, if such request is made prior to 10:00 a.m., New York City time, on any date, then the proceeds of such Revolving Loans shall instead be so made available to the Administrative Agent prior to 2:00 p.m., New York City time, on the date of such request), provided that in the event that any of the events described in Section 7.01(a) or (b) shall have occurred and be continuing, the Revolving Credit Lenders shall not make such Revolving Loans and the provisions of clause (ii) below shall apply.

                  (ii) If, prior to the making of a Revolving Loan pursuant to clause (i) above, one of the events described in Section 7.01(a) or (b) shall have occurred and be continuing, each Revolving Credit Lender will, on the date such Revolving Loan was to have been made, purchase from the Swingline Lender an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Pro Rata Percentage of such Swingline Loan to be refunded. Each Revolving Credit Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation.

                  (iii) Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Lender's participating interest in a Swingline Loan to be refunded pursuant to clause (ii), the Swingline Lender receives any payment on account thereof, the Swingline Lender will pay to the Administrative Agent for distribution to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded) in like funds as received, provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will

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                                                                              53

return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender through the Administrative Agent to it in like funds as such payment is required to be returned by the Swingline Lender.

                  (f) Unconditional Obligation to Refund Swingline Loans. Each Revolving Credit Lender's obligation to make Revolving Loans and to purchase participating interests in accordance with Sections 2.23(e)(i) and (ii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swingline Lender, either Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the applicable Borrower or any other Person; (iv) any breach of this Agreement by the Borrower or any other Person; (v) any inability of the applicable Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Loan is to be made or participating interest is to be purchased; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Lender does not make available to the Administrative Agent the amount required pursuant to Sections 2.23(e)(i) and (ii), as the case may be, the Administrative Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the rate applicable to ABR Loans.

                  SECTION 2.24. Consistent Tax Treatment. Each Borrower and each Lender hereby agrees to treat the Loans to JCI as Indebtedness of JCI and the Loans of DCJ as Indebtedness of DCJ for all U.S. federal, state and local tax purposes and for all non-U.S. tax purposes.

                                  ARTICLE III

                         Representations and Warranties

                  Each of Parent and each Borrower hereby represents and warrants as to itself and its Subsidiaries to the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender that:

                  SECTION 3.01. Financial Condition. (a) The unaudited pro forma consolidated balance sheet of Parent as at December 31, 2002 (including the notes thereto) and the unaudited pro forma consolidated income statement for the fiscal year ended December 31, 2002 (including the notes thereto) (collectively, the "Pro Forma Financial Statements"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect to the Transactions. The Pro Forma Financial Statements have been prepared based on the good faith assumptions of Parent as of the date of delivery thereof and, based on such assumptions, present fairly in all material respects on a pro forma basis the estimated financial position of Parent and the Subsidiaries as at December 31, 2002, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheet of Lux S.A. as at December 31, 2002, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly, in all material respects, the consolidated

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                                                                              54

financial condition of Lux S.A. as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of Lux S.A. as at March 31, 2003, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, on the basis disclosed in the footnotes to such financial statements, present fairly, in all material respects, the consolidated financial condition of Lux S.A. as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to the omission of certain footnotes and normal year-end audit and other adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by a Responsible Officer, and disclosed in any such schedules and notes, and except that such unaudited financial statements do not contain certain footnotes). All material Guarantees, material contingent liabilities and liabilities for taxes, or all material long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which according to GAAP must be reflected in such financial statements or the notes thereto are so reflected. During the period from March 31, 2003, to and including the date hereof, there has been no disposition by Lux S.A. of any business or property that would be material to Lux S.A., taken as a whole, other than any such disposition which is reflected in the foregoing financial statements or in the notes thereto, or which has otherwise been disclosed in writing to the Lenders on or prior to the Closing Date, or which is pursuant to the Transactions.

                  SECTION 3.02. Change. Since December 31, 2002, there has been no development or event relating to or affecting any Loan Party which has had or would reasonably be expected to have a Material Adverse Effect (after giving effect to the Transactions and the transactions related thereto).

                  SECTION 3.03. Corporate Existence; Compliance with Law. Parent, each Borrower and each of the Active Subsidiaries (a) is duly organized, validly existing and, with respect to any such entity organized under the laws of a jurisdiction of the United States of America, in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign entity and, if applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and, if applicable, in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.04. Corporate Power; Authorization; Enforceable Obligations. (a) Each of Parent, each Borrower and each other Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder, and has taken all necessary corporate or other organizational action to authorize, in the case of each Borrower, the Borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization

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                                                                              55

of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party or any other Subsidiary of Parent in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which Parent, the Borrowers and each other Loan Party is a party, except for (i) consents, authorizations, notices and filings described in Schedule 3.04(a), all of which have been obtained or made or have the status described therein, (ii) filings to perfect the Liens created by the Security Documents, (iii) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3737 et seq.), in respect of Accounts of the Borrowers and their Subsidiaries the obligor in respect of which is the United States of America or any department, agency or instrumentality thereof, (iv) recordation of the Mortgages and (v) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.

                  (b) This Agreement has been, and each of the other Loan Documents and any other agreement to be entered into by any Loan Party pursuant hereto will be, duly executed and delivered on behalf of such Loan Party that is party thereto. This Agreement constitutes, and each of the other Loan Documents and any other agreement to be entered into by any Loan Party pursuant hereto will constitute upon execution and delivery, the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, concurso mercantil, fraudulent conveyance, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  SECTION 3.05. No Legal Bar. The execution, delivery and performance of each Loan Document by each Loan Party party thereto, the incurrence or issuance of and use of the proceeds of the Loans and of drawings under the Letters of Credit by the Borrowers and the consummation on the Closing Date of the other Transactions (a) will not violate any Requirement of Law or result in a breach of any Contractual Obligation applicable to or binding upon either Borrower, any Subsidiary or any of their respective properties or assets in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in the creation or imposition of any Lien on any of their properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents or permitted under Section 6.02.

                  SECTION 3.06. No Material Litigation. Except as disclosed on
Schedule 3.06, no litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of Parent or either Borrower, threatened by or against Parent or either Borrower or any Subsidiary, or against any of its or their respective properties or revenues (including after giving effect to the Transactions), which (a) is so pending or threatened at any time on or prior to the Closing Date and relates to any Loan Document or the other transactions contemplated hereby or (b) would reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.07. No Default. None of Parent, either Borrower or any of the Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

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                                                                              56

                  SECTION 3.08. Intellectual Property. Parent and each of the Subsidiaries owns, or has the legal right to use, all United States patents, trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business substantially as currently conducted (the "Intellectual Property"), except for those the failure to own or have such legal right to use which would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.08, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Parent or any Subsidiary know of any such claim and, to the knowledge of Parent and the Subsidiaries, the use of such Intellectual Property by Parent and the Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.09. No Burdensome Restrictions; Compliance with Laws. (a) Except as previously disclosed to the Lenders in writing prior to the Closing Date, no Requirement of Law applicable to or Contractual Obligation of Parent, either Borrower or any Subsidiary would reasonably be expected to have a Material Adverse Effect.

                  (b) Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed, except to the extent that any such failure to be in effect would reasonably be expected to have a Material Adverse Effect.

                  (c) No exchange control law or regulation materially restricts any Loan Party from complying with its obligations in respect of any Alternative Currency Loan or Letter of Credit denominated in an Alternative Currency.

                  SECTION 3.10. Taxes. Each of Parent and each of its Subsidiaries has filed or caused to be filed all United States Federal income tax returns and all other material tax returns which, to the knowledge of Parent and each Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Parent, such Borrower or such Subsidiary, as the case may be); other than as disclosed on Schedule 3.10, no tax Lien has been filed, and, to the knowledge of Parent or either Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  SECTION 3.11. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

                  SECTION 3.12. Employee Benefit Plans. During the five-year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan (or, with respect to (vi), (viii) or (xi) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually

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                                                                              57

or in the aggregate, has resulted or is reasonably likely to result in a liability to JCI or any of its Subsidiaries which would be reasonably expected to have a Material Adverse Effect; (i) a Reportable Event; (ii) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (iii) any material noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien in favor of the PBGC or a Plan; (vi) Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by JCI or any Commonly Controlled Entity; (viii) any liability of JCI or any Commonly Controlled Entity under ERISA if JCI or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (ix) the Reorganization or Insolvency of any Multiemployer Plan;
(x) an event or condition with respect to which JCI or any Commonly Controlled Entity has incurred or could incur any liability in respect of a Former Plan; and (xi) with respect to any Foreign Benefit Plan, any material noncompliance with applicable foreign law or the incurrence of any material liability.

                  SECTION 3.13. Investment Company Act; Other Regulations. None of Parent, either Borrower or any Subsidiary is an "investment company" required to register as such under the Investment Company Act of 1940, as amended, within the meaning of such Act. None of Parent, either Borrower or any Subsidiary is subject to regulation under any federal or state statute or regulation (other than Regulation X) which limits its ability to incur Indebtedness.

                  SECTION 3.14. Subsidiaries. On the Closing Date, the Subsidiaries and their jurisdiction of incorporation shall be as set forth on
Schedule 3.14.

                  SECTION 3.15. Environmental Matters. Other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental
Amount:

                  (a) the facilities and properties owned, leased or operated by Parent, either Borrower or any Subsidiary (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) would reasonably be expected to give rise to liability on the part of Parent, either Borrower or any Subsidiary under, any applicable Environmental Law;

                  (b) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any applicable Environmental Law with respect to the Properties or the business operated by Parent, either Borrower or any Subsidiary (the "Business") which would materially interfere with the continued operation of the Properties;

                  (c) none of Parent, either Borrower or any Subsidiary has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with applicable Environmental Laws with regard to any of the Properties or the Business, and none of Parent or either Borrower has knowledge or reason to believe that any such notice will be received or is being threatened;

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                                                                              58

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, in violation of, or in a manner or to a location which would reasonably be expected to give rise to liability on the part of Parent, either Borrower or any Subsidiary under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties, in violation of, or in a manner that would reasonably be expected to give rise to liability on the part of Parent, either Borrower or any Subsidiary under, any applicable Environmental Law;

                  (e) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Parent or either Borrower, threatened, under any applicable Environmental Law to which Parent, either Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to the Properties or the Business;

                  (f) there has been no Release or threatened Release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Parent, either Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would reasonably be expected to give rise to liability on the part of Parent, either Borrower or any Subsidiary under applicable Environmental Laws; and

                  (g) none of Parent, either Borrower or any Subsidiary has assumed or retained, by contract or operation of law, any known or suspected liabilities of any kind, fixed or contingent, as a result of any violation or breach of applicable Environmental Law or with respect to any contamination by any Materials of Environmental Concern.

                  SECTION 3.16. Accuracy and Completeness of Information. The factual statements contained in the financial statements referred to in Sections 3.01(a) and (b), the Loan Documents (including the schedules thereto, but excluding any statements by the Administrative Agent or any Lender) and any other certificate or document furnished by or on behalf of Parent, either Borrower or any Subsidiary to the Administrative Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, did not, as of the Closing Date, to the best knowledge of the Parent and the Borrowers, contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which the same were made, not materially misleading in their presentation of the Transactions or the other transactions contemplated hereby or by the other Transaction Documents or of Parent and the Subsidiaries taken as a whole; all except as otherwise qualified herein or therein. It is understood that no representation or warranty is made concerning any forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such financial statements, certificates or documents except that, as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of Parent or either Borrower and (ii) such assumptions were believed by such management to be reasonable. Such forecasts, estimates, pro forma information, projections and statements, and the assumptions on which they were based, may or may not prove to be correct.

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                                                                              59

                  SECTION 3.17. Solvency. As of the Closing Date, immediately prior to and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, each Loan Party will be Solvent.

                  SECTION 3.18. Senior Indebtedness. The monetary obligations of the Loan Parties under this Agreement and the other Loan Documents constitute "Senior Indebtedness" of such Person under and as defined in the New Note Documents.

                  SECTION 3.19. Title to Properties; Possession Under Leases.
(a) Each Borrower and each of the Subsidiaries of either Borrower, as the case may be, has good and marketable title to, or valid leasehold interests in, all its material real properties (including all Mortgaged Property), except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes (except with respect to those properties of the Borrowers and their Subsidiaries which will be retitled after the Closing Date in connection with the Transactions) and, upon transfer of title pursuant to the Mexican Security Agreement, those properties which are subject to the Mexican Security Agreement. All such properties are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

                  (b) None of Parent nor any Borrower has received any written notice of any pending condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

                  (c) None of Parent, either Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

                  SECTION 3.20. U.S. Security Documents. Except with respect to
(a) Liens on equipment constituting fixtures, (b) any reserved rights of the United States government as required under law, (c) Liens upon Patents, Patent Licenses, Trademarks and Trademark Licenses (as such terms are defined in the U.S. Security Agreement) to the extent that (i) such Liens cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (ii) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of Parent, the Borrowers and the Subsidiaries taken as a whole, (d) Liens on deposit accounts, electronic chattel paper and letter-of-credit rights, (e) Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any state, territory or dependency thereof, Puerto Rico or the District of Columbia (except to the extent that such filings or other actions have been made or taken), (f) Liens on contracts or Accounts (as such term is defined in the U.S. Security Agreement) on which the United States of America or any department, agency, or instrumentality thereof is the obligor, (g) Liens on proceeds of Accounts and Inventory which proceeds do not themselves constitute Collateral (as such terms are defined in the U.S. Security Agreement), until transferred to or deposited in the Collateral Proceeds Account (as such term is defined in the U.S. Security Agreement) (if any), and (h) claims of creditors of Persons receiving goods included as Collateral for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, upon filing of the financing statements delivered to the Administrative Agent by Parent, the Borrowers and the Subsidiaries in the jurisdictions listed on Schedule 3.20 (which financing statements are in proper form for filing in such

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                                                                              60

jurisdictions) and the recording of the Mortgages (and the recording of the U.S. Security Agreement, and the making of filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law) and the delivery to, and continuing possession by, the Administrative Agent of all Instruments, Chattel Paper and Documents (as such terms are defined in the U.S. Security Agreement) a security interest in which is perfected by possession, the Liens created pursuant to each U.S. Security Document, when executed and delivered, will constitute valid Liens on and, to the extent provided therein, perfected security interests in the collateral referred to in such U.S. Security Document (but as to the Copyrights and the Copyright Licenses (as defined in the U.S. Security Agreement) and accounts arising therefrom, only to the extent the Uniform Commercial Code of the relevant jurisdiction, from time to time in effect, is applicable) in favor of the Collateral Agent for the benefit of the Lenders, which Liens will be prior to all other Liens of all other Persons, except for Liens permitted pursuant to the Loan Documents (including those permitted to exist pursuant to Section 6.02), enforceable as such as against all other Persons (except, with respect to goods only, buyers in the ordinary course of business and licensees in the ordinary course of business to the extent provided in Section 9-320 or Section 9-321, as applicable, of the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction and except to the extent that recording of an assignment or other transfer of title to the Administrative Agent in the United States Patent and Trademark Office or the United States Copyright Office may be necessary for such enforceability), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Notwithstanding any other provision of this Agreement, capitalized terms which are used in this Section 3.20 and not defined in this Agreement are so used as defined in the applicable U.S. Security Document.

                  SECTION 3.21. Mexican Security Documents. Mexican Security Documents. Upon (a) (i) execution and delivery of the Mexican Pledge Agreement by the parties thereto, (ii) delivery to the Collateral Agent of the original stock certificates representing the Pledged Shares (as such term is defined in the Mexican Pledge Agreement), duly endorsed "in pledge" (en prenda) in favor of the Collateral Agent for the benefit of the Secured Parties, and (iii) registration of the pledge created over the Pledged Shares in the stock registry book (libro de registro de acciones) of the relevant issuer of such Pledged Shares, the Liens created pursuant to the Mexican Pledge Agreement will constitute valid Liens on and, to the extent provided therein, perfected security interests in the Pledged Shares referred to in the Mexican Pledge Agreement in favor of the Collateral Agent for the benefit of the Secured Parties, which Liens will be prior to all other Liens of all other Persons, except for Liens permitted pursuant to the Loan Documents (including those permitted to exist pursuant to Section 6.02), enforceable as such as against all other Persons, except as enforceability may be limited by applicable bankruptcy, insolvency, concurso mercantil, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and (b) (i) execution and delivery, before the presence of a Mexican notary public, of the Mexican Security Agreement by the parties thereto; (ii) the registration of the Mexican Security Agreement with the corresponding public registries of property and commerce and satisfaction of all other requirements set forth therein, the Trustee will hold, free and clear of any Liens (except for Liens permitted pursuant to the Loan Documents (including those permitted to exist pursuant to Section 6.02)) such title to the Trust Estate (as defined in the Mexican Security Agreement) as has been conveyed to it by the trustors under the Mexican Security Agreement, for the benefit of the Secured Parties, and the

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                                                                              61

Mexican Security Agreement, and such transfer of title to the Trustee will be enforceable as such as against all other Persons, except as enforceability may be limited by applicable bankruptcy, insolvency, concurso mercantil, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Notwithstanding any other provision of this Agreement, capitalized terms which are used in this
Section 3.21 and not defined in this Agreement are so used as defined in the applicable Mexican Security Document.

                  SECTION 3.22. Location of Real Property and Leased Premises.
(a) To the knowledge of the Parent and the Borrowers, Schedule 3.22(a) lists completely and correctly as of the Closing Date all real property owned by the Borrowers and the Subsidiaries and the addresses thereof.

                  (b)      To the knowledge of the Parent and the Borrowers,
Schedule 3.22(b) lists completely and correctly as of the Closing Date all real property leased by the Borrowers and the Subsidiaries and the addresses thereof.

                  SECTION 3.23. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Parent, either Borrower or any Subsidiary pending or, to the knowledge of Parent or the Borrowers, reasonably expected to be commenced against Parent, either Borrower or any Subsidiary which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of Parent, the Borrowers and the Subsidiaries have not been in violation of any applicable federal, state, local or foreign law dealing with such matters, except where such violations would not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Parent, either Borrower or any Subsidiary is bound.

                                   ARTICLE IV

                              Conditions of Lending

                  The obligations of the Lenders to make Loans and of the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are subject to the satisfaction of the following conditions:

                  SECTION 4.01. All Credit Events. On the date of each Borrowing or the making of a Swingline Loan, and on the date of each issuance, amendment, renewal or extension of a Letter of Credit (each such event being called a "Credit Event"):

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02(f), 2.03 and 2.23) or, in the case of the issuance, amendment, renewal or extension of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, renewal or extension of such Letter of Credit as required by Section 2.22(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.23(b).

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                                                                              62

                  (b)      The representations and warranties set forth in
Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date.

                  (c) No Event of Default or Default shall have occurred and be continuing.

                  Each Credit Event shall be deemed to constitute a representation and warranty by the applicable Borrower and Parent on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this
Section 4.01.

                  SECTION 4.02. First Credit Event. On the Closing Date:

                  (a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of each of (i) Debevoise & Plimpton, New York counsel for Parent and its Subsidiaries, substantially to the effect set forth in Exhibit O-1, (ii) Ritch, Heather y Mueller, S.C., Mexican counsel for DCJ, JCSA and their respective subsidiaries, substantially to the effect set forth in Exhibit O-2, (iii) Bonn & Schmitt, Luxembourg counsel for Parent, substantially to the effect set forth in Exhibit O-3, (iv) Loyens & Loeff, Dutch counsel for Parent and its Subsidiaries, substantially to the effect set forth in Exhibit O-4, (v) Richards, Layton & Finger, special Delaware counsel for Parent and its subsidiaries, substantially to the effect set forth in Exhibit O-5 and (vi) each local counsel listed on
Schedule 4.02(a), substantially to the effect set forth in Exhibit O-6, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Lenders, and (C) covering such other matters relating to the Loan Documents and the other transactions contemplated hereby as the Administrative Agent shall reasonably request, and Parent and the Borrowers hereby request such counsel to deliver such opinions.

                  (b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified, if available, as of a recent date by the Secretary of State or other Governmental Authority of the state or other jurisdiction of its organization, and, if applicable, a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State or other Governmental Authority; (ii) a certificate of the Secretary, Assistant Secretary or officer or director, as the case may be, of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, if any, of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other corporate or comparable body, as appropriate) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party delivered have not been amended and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) any documents of notarial instruments evidencing the powers of attorney of each officer to the extent not included in the resolutions referred to in item (ii)(B) above.

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                                                                              63

                  (c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of Parent and each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (d) The Administrative Agent shall have received all fees, costs and expenses due and payable on or prior to the Closing Date, including the fees referred to in Sections 2.05(b).

                  (e) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding Capital Stock of the Persons pledged thereunder shall have been duly and validly pledged thereunder (for purposes of U.S. law, insofar as such law may be applicable) to the Collateral Agent for the ratable benefit of the Secured Parties and (to the extent required to perfect the pledge of Capital Stock of any Foreign Subsidiary thereunder) to the extent such Capital Stock is certificated, certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent, provided that (i) neither JCI nor any Domestic Subsidiary shall be required to pledge more than 65% of the Voting Stock of any Foreign Subsidiary of such Person and (ii) no Foreign Subsidiary of JCI shall be required to pledge the Capital Stock of any of its Foreign Subsidiaries.

                  (f) The Mexican Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding Capital Stock pledged thereunder shall have been duly and validly pledged in favor of the Collateral Agent for the ratable benefit of the Secured Parties, and the Collateral Agent shall have received (i) the original stock certificates representing the Capital Stock pledged thereunder, duly endorsed "in pledge" (en prenda) in favor of the Collateral Agent for the benefit of the Secured Parties, and (ii) a copy of the entry made in the stock registry book (libro de registro de acciones) of each issuer of Capital Stock pledged thereunder, evidencing that the pledge and security interest created threreunder has been duly registered in the stock registry book (libro de registro de acciones) of each such issuer.

                  (g) The U.S. Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

                  (h) The Mexican Security Agreement shall have been duly executed, in the presence of a Mexican notary public, by the Loan Parties party thereto, the Collateral Agent, and the Trustee and shall be in full force and effect on such date in accordance with the terms thereof, and (i) the public deed (escritura publica) containing the Mexican Security Agreement shall have been duly presented for registration in the Mexican public registries of commerce and the Mexican public registries of property referred to in the Mexican Security Agreement; (ii) the Collateral Agent shall have received a certificate issued by the relevant Mexican notary public certifying that the public deed (escritura publica) containing the Mexican Security Agreement has been

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                                                                              64

duly presented for registration in the Mexican public registries of commerce and the Mexican public registries of property referred to in, and in accordance with, the Mexican Security Agreement; and (iii) the Trustee shall have received from JCSA the original stock certificates representing the JCSA Shares (Acciones de JCSA; as such term is defined in the Mexican Security Agreement), duly endorsed "in property" (en propiedad) in favor of the Trustee, together with a copy of the entry made in the stock registry book (libro de registro de acciones) of each issuer of the JCSA Shares transferred thereunder, evidencing that such transfer of title to the Trustee has been duly registered in the stock registry book (libro de registro de acciones) of each such issuer.

                  (i) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the JCI in the states (or other jurisdictions) within the United States of America in which the chief executive office of each such Person is located, any offices of such Persons in which records have been kept relating to Accounts (as defined in the Security Documents) and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings, if any,) are to be made pursuant to such security document, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence reasonably satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

                  (j) The Collateral Agent shall have received a Perfection Certificate with respect to JCI dated the Closing Date and duly executed by a Responsible Officer of JCI.

                  (k) (i) Each of the Mortgages, in form and substance reasonably satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02, (iii) each of such Mortgages shall have been filed and recorded in the recording office as specified on Schedule 4.02(k) (or a lender's title insurance policy, in form and substance reasonably acceptable to the Collateral Agent, insuring such Mortgages as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such surveys, abstracts and appraisals required to be furnished pursuant to the terms of the Mortgages or this Agreement.

                  (l) Each of the Guarantee Agreements shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                  (m) The Indemnity, Subrogation and Contribution Agreement with respect to the Mexican Subsidiary Guarantee shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

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                                                                              65

                  (n) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
Section 5.06 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Administrative Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

                  (o) The actions described in clauses (i) through (ix) of the definition of Transactions shall have been, or substantially simultaneously with the first Credit Event shall be, consummated.

                  (p) The Borrowers shall have received at least $200,000,000 in gross cash proceeds from the issuance of the New Notes.

                  (q) Lux S.A., Parent, each Borrower and their respective Subsidiaries shall have obtained all consents and approvals of Governmental Authorities and third parties necessary in connection with the Transactions and the continuing operations of Parent and its Subsidiaries (after giving effect to the Transactions), except to the extent that the failure to obtain such consents and approvals would not reasonably be expected to have a Material Adverse Effect; all such consents and approvals shall be in full force and effect and all applicable waiting periods under applicable law shall have expired without any governmental or judicial action being taken that has had or would reasonably likely to have the effect of restraining, preventing or imposing materially burdensome conditions on the Transactions and the other transactions contemplated hereby.

                  (r) The Lenders shall have received a certificate from a financial officer of the Parent, reasonably satisfactory in form and substance to the Administrative Agent, confirming the solvency of the Parent and its Subsidiaries on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby.

                  (s) The Administrative Agent shall have received (i) original certified copies of each public deed containing the special irrevocable power of attorney granted, before the presence of a Mexican notary public, by each of DCJ (in the form of Exhibit P-1), JCSA (in the form of Exhibit P-2), the DCJ Subsidiary Guarantors, if any (in the form of Exhibit P-3), and the JCSA Subsidiary Guarantors (in the form of Exhibit P-3), in favor of the Process Agent, irrevocably appointing the Process Agent to act as such on behalf of each such Persons in connection with the relevant Loan Documents; and (ii) a letter to such effect and written evidence of acceptance by the Process Agent of each such appointment in form reasonably satisfactory to the Administrative Agent.

                                   ARTICLE V

                              Affirmative Covenants

                  Each of Parent and each Borrower hereby agrees that, from and after the Closing Date, so long as any Commitments shall remain in effect, and thereafter until all outstanding Letters of Credit have been canceled or expired, and payment in full of the Loans, all reimbursement obligations under any L/C Disbursement then due and owing, and any other amount then due and owing, to any Lender or the Administrative Agent hereunder or under any Note, each of Parent and each Borrower shall and (except in the case of delivery of financial information) shall cause each of its Subsidiaries to:

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                                                                              66

                  SECTION 5.01. Financial Statements. Furnish to the Administrative Agent and each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Parent, a copy of the consolidated balance sheet of Parent as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Parent, the unaudited consolidated balance sheet of Parent as at the end of such fiscal quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of Parent for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit and other adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by a Responsible Officer and disclosed therein, and except, in the case of any financial statements delivered pursuant to Section 5.01(b), for the absence of certain notes).

                  SECTION 5.02. Certificates; Other Information. Furnish to the Administrative Agent and each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.01(a), a certificate of the independent certified public accountants reporting on such financial statements stating that, in making the audit necessary therefor, no knowledge was obtained of any Default or Event of Default, insofar as the same relates to any financial accounting matters covered by their audit, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b), a certificate of Parent, executed on behalf of Parent by a Responsible Officer of Parent, stating that, to the best of such Responsible Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, either Borrower has complied with the requirements of
Section 5.11 with respect thereto), (ii) neither Borrower nor any other Loan Party has changed its name, its jurisdiction of organization, its principal place of business or its chief executive office without complying with the requirements of this Agreement and the Security Documents with respect thereto and (iii) to the best of such Responsible Officer's knowledge, each Borrower and each of the other Loan Parties has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it (and including therein a reasonably detailed calculation of the covenants set forth in Sections 6.11, 6.12 and 6.13 and, in the case of the annual financial statements, of Excess Cash Flow as of the last day of such period), and that such

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                                                                              67

Responsible Officer has obtained no knowledge of any Default or Event of Default except, in each case, as specified in such certificate;

                  (c) not later than 90 days after the beginning of each fiscal year of Parent, a copy of the projections by Parent of the operating budget and cash flow budget of Parent and the Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such Responsible Officer believes such projections have been prepared on the basis of reasonable assumptions;

                  (d) within five Business Days after the same are sent, copies of all financial statements and reports which Parent or either Borrower sends to its public securityholders, and within five Business Days after the same are filed, copies of all financial statements and reports which Parent, either Borrower or any Subsidiary of either Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                  (e) promptly, such additional financial and other information as the Administrative Agent or any Lender (acting through the Administrative Agent) may from time to time reasonably request.

                  SECTION 5.03. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Parent or the applicable Subsidiary, as the case may be.

                  SECTION 5.04. Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by Parent, the Borrowers and their respective Subsidiaries, taken as a whole, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of Parent, the Borrowers and the Subsidiaries, taken as a whole, except as otherwise permitted pursuant to Section 6.04 or in connection with the Transactions, provided that none of Parent, either Borrower or any of their Subsidiaries shall be required to maintain any such rights, privileges and franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  SECTION 5.05. Maintenance of Property. Keep all property useful and necessary in the business of the Borrowers and the Subsidiaries of the Borrowers, taken as a whole, in good working order and condition.

                  SECTION 5.06. Insurance. Maintain with financially sound and reputable insurance companies insurance on all its property material to the business of Parent, the Borrowers and their respective Subsidiaries, taken as a whole, in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

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                                                                              68

                  SECTION 5.07. Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, complete and correct entries in conformity with all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent or any Lender (acting through the Administrative Agent), at any reasonable time, upon reasonable notice, and as often as may reasonably be desired, to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of Parent and its Subsidiaries with officers and employees of Parent and its Subsidiaries and with their independent certified public accountants, in each case, (a) at the expense of Parent and the Borrowers (i) with respect to any such actions by a Lender during the continuance of a Default or an Event of Default or as otherwise required by Section 9.06 or (ii) with respect to any such actions by the Administrative Agent and (b) at the expense of the relevant Lender in any other case.

                  SECTION 5.08. Notices. Promptly give notice to the Administrative Agent, the Issuing Bank and each Lender of:

                  (a) as soon as possible after a Responsible Officer of Parent or either Borrower knows or reasonably should know thereof, the occurrence of any Default or Event of Default;

                  (b) as soon as possible after a Responsible Officer of Parent or either Borrower knows or reasonably should know thereof, any (i) default or event of default under any Contractual Obligation of Parent, either Borrower or any of their respective Subsidiaries other than as previously disclosed to the Lenders, or (ii) litigation, investigation or proceeding which may exist at any time between Parent, either Borrower or any of the Subsidiaries of the Borrowers and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

                  (c) as soon as possible after a Responsible Officer of Parent or either Borrower knows or reasonably should know thereof, any litigation or proceeding which has a reasonable possibility of an adverse determination which would result in a judgment against Parent, either Borrower or any of their respective Subsidiaries of $5,000,000 or more and which is not covered by insurance, or in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of Parent or either Borrower knows or reasonably should know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan (other than a Reportable Event described in Section 4043(c)(9) of ERISA), a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of Parent, either Borrower or any of the Subsidiaries in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, if, as a result thereof, Parent, either Borrower or any of the Subsidiaries would reasonably be expected to incur any material liability;
(ii) the existence of an Underfunding under a Single Employer Plan that exceeds 10% of the value of the assets of such Single Employer Plan, determined as of the most recent annual valuation date of such Single Employer Plan on the basis of the actuarial assumptions used to determine

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                                                                              69

the funding requirements of such Single Employer Plan as of such date; (iii) the institution of proceedings or the taking of any other formal action by the PBGC or Parent, either Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan if, as a result thereof, Parent, either Borrower or any of the Subsidiaries would reasonably be expected to incur any material liability; (iv) the occurrence or expected occurrence of any event or condition under which Parent, either Borrower or any Commonly Controlled Entity has incurred or would reasonably be expected to incur any liability in respect of a Former Plan; or
(v) with respect to any Foreign Benefit Plan, the occurrence of any material noncompliance with applicable foreign law or the incurrence by either Borrower or any other Loan Party of any material liability;

                  (e) as soon as possible after a Responsible Officer of Parent or either Borrower knows, and except as would not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount, that (i) any Governmental Authority has identified Parent, either Borrower or any of the Subsidiaries as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar Environmental Law for the cleanup of Materials of Environmental Concern at any location, whether or not owned, leased or operated by Parent, either Borrower or any of the Subsidiaries; (ii) any Governmental Authority may revoke any permit pursuant to Environmental Law held by Parent, either Borrower or any of the Subsidiaries of the Borrowers, or deny or refuse to renew any such permit sought by Parent, either Borrower or any of the Subsidiaries of the Borrowers; or (iii) any property owned, leased, or operated by Parent, either Borrower or any of the Subsidiaries of the Borrowers is being listed on, or proposed for listing on, the National Priorities List ("NPL") or the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") maintained by the U.S. Environmental Protection Agency or any similar list maintained by any Governmental Authority; and

                  (f) as soon as possible after a Responsible Officer of Parent or either Borrower knows or reasonably should know thereof, any development or event which as had or would reasonably be expected to have a material adverse change in the business, operations, property or condition (financial or otherwise) of Parent, either Borrower and the Subsidiaries, taken as a whole.

Each notice pursuant to this Section 5.08 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Parent or the applicable Borrower proposes to take with respect thereto.

                  SECTION 5.09. Environmental Laws. (a) Comply substantially with all Environmental Laws applicable to it, and obtain, comply substantially with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws (collectively, "Environmental Permits"); and (b) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors and invitees comply substantially with all Environmental Laws, and obtain, comply substantially with and maintain any and all Environmental Permits applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably would be expected to adversely affect Parent, either Borrower or any of the Subsidiaries of the Borrowers. For purposes of this Section 5.09(a), noncompliance shall be deemed not to constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, Parent or the applicable Borrower shall in a timely manner

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                                                                              70

undertake all reasonable efforts to achieve substantial compliance, and provided further that, in any case, such noncompliance, and any other such noncompliance with any Environmental Law or Environmental Permit, individually or in the aggregate, would not reasonably be expected to give rise to the payment of a Material Environmental Amount.

                  SECTION 5.10. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

                  SECTION 5.11. Additional Collateral; Further Assurances. (a) With respect to any owned real property or fixtures located on owned real property, in each case with a purchase price or a fair market value of at least $1,000,000, in which either Borrower, JCSA, a Domestic Subsidiary of JCI, any Subsidiary of DCJ, or any Subsidiary of JCSA acquires ownership rights at any time after the Closing Date, promptly grant to the Collateral Agent, for the benefit of the Lenders, a Lien of record on all such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to the Collateral Agent and in accordance with any applicable requirements of any Governmental Authority (including any appraisals of such property under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 which the Collateral Agent reasonably deems to be required by law), provided that (i) nothing in this Section 5.11(a) shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by either Borrower, any of its Subsidiaries, JCSA, any of its Subsidiaries, or any other Person and (ii) no such Lien shall be required to be granted as contemplated by this Section 5.11(a) on any owned real property or fixtures the acquisition of which is financed, or is to be financed within any time period permitted by Section 6.01, until such Indebtedness is repaid in full (and not refinanced as permitted by Section 6.01) or, as the case may be, the Borrowers or JCSA determine not to proceed with such financing or refinancing. In connection with any such grant to the Collateral Agent, for the benefit of the Lenders, of a Lien of record on any such real property in accordance with this Section 5.11, the applicable Borrower, JCSA or such Subsidiary shall deliver or cause to be delivered to the Collateral Agent any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Collateral Agent shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies, environmental reports and other documents and whether the delivery of such surveys, title insurance policies, environmental reports and other documents would be customary in connection with such grant of such Lien in similar circumstances).

                  (b) With respect to any Person that, subsequent to the Closing Date, becomes (i) a Domestic Subsidiary of Parent, (ii) a Foreign Subsidiary Holdco or (iii) a Subsidiary of DCJ or JCSA, promptly upon the request of the Administrative Agent: (x) execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, a new pledge agreement or a supplement to the Pledge Agreement, the Mexican Pledge Agreement and/or the Mexican Security Agreement, as the case may be, as the Administrative Agent shall reasonably deem necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on the Capital Stock of such Subsidiary which, with respect to any Domestic Subsidiary, is owned by Parent or any of its Subsidiaries or, with respect to any Subsidiary of DCJ or JCSA, owned by DCJ, JCSA or any of their respective Subsidiaries, (y) deliver to the Collateral Agent the certificates (if any) representing such Capital Stock, together with undated stock powers

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                                                                              71

executed and delivered in blank or, with respect to certificates representing Capital Stock of a Mexican Subsidiary of DCJ or JCSA, duly endorsed "property" (en propiedad) in favor of the Trustee, in either case, by a duly authorized officer of the applicable Borrower or such Subsidiary, as the case may be, and
(z) cause such new Subsidiary (if it is a Subsidiary of either Borrower) (A) to become a party to the applicable Security Documents and Guarantee Agreements, in each case pursuant to documentation which is in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions reasonably deemed by the Administrative Agent to be necessary or reasonably advisable to cause the Lien created by the applicable Security Documents to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.

                  (c) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary of, and which has Voting Stock which is owned directly by, (i) JCI or (ii) a Domestic Subsidiary of Parent, promptly upon the request of the Administrative Agent: (A) JCI or such Domestic Subsidiary shall execute and deliver to the Administrative Agent a new Pledge Agreement and/or a new Mexican Pledge Agreement or a supplement to the Pledge Agreement, the Mexican Pledge Agreement and/or the Mexican Security Agreement, as the case may be, as the Administrative Agent shall reasonably deem necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on the Capital Stock of such Foreign Subsidiary which is owned directly by JCI or any such Domestic Subsidiary of Parent (provided that in no event shall more than 65% of the Voting Stock of any such Foreign Subsidiary be required to be so pledged) and (ii) to the extent reasonably deemed advisable by the Administrative Agent to perfect such security interest, deliver to the Administrative Agent certificates (if any) representing such Voting Stock, together with undated stock powers executed and delivered in blank or, with respect to certificates representing Capital Stock of a Foreign Subsidiary that is a Mexican Subsidiary, duly endorsed "in property" (en propiedad) in favor of the Trustee, or duly endorsed "in pledge" (en prenda), as applicable, in any case, by a duly authorized officer of JCI or such Domestic Subsidiary of Parent, as the case may be.

                  (d) Notwithstanding anything to the contrary contained herein, no Subsidiary shall be required to comply with the provisions of this
Section 5.11 until such date as either (i) the consolidated gross revenues of such Subsidiary and its Subsidiaries for the most recently completed period of four consecutive fiscal quarters or (ii) the consolidated assets of such Subsidiary and its Subsidiaries, exceed $2,500,000 (it being understood that any such Subsidiary which achieves such assets or revenues after the date hereof shall be deemed, for purposes of this Section 5.11 only, to have been newly acquired by Parent or the applicable Borrower on the date upon which such assets or revenues, as the case may be, are achieved).

                  (e) No later than thirty (30) days following the Closing Date (which period of time may be extended by the Administrative Agent in its reasonable discretion), Parent agrees (i) to cause Distribuidora Venus, S.A. de C.V. to transfer the cosmetics manufacturing plant located in Victoria No. 25, Naucalpan, Estado de Mexico (the "Manufacturing Plant") to BankBoston S.A., Institucion de Banca Multiple, or another financial or trust institution reasonably acceptable to Parent and the Administrative Agent, in trust pursuant to an irrevocable management trust agreement governed by the laws of Mexico (the "Management Trust Agreement") in form and substance reasonably acceptable to Parent and the Administrative Agent and (ii) to do or cause to be done all such other acts, and to execute and deliver such documents and take such other action as

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                                                                              72

the Administrative Agent deems reasonably necessary or advisable to perfect the transfer and assignment to the Trustee (acting in such capacity under the Mexican Security Agreement) of any and all rights of Distribuidora Venus, S.A. de C.V., in its capacity as settlor and beneficiary under the Management Trust Agreement (including, without limitation, its reversion rights (derechos de reversion) thereunder) for the purposes set forth in the Mexican Security Agreement, in each case, upon terms reasonably satisfactory in form and substance to the Administrative Agent and in accordance with any applicable requirements of any Governmental Authority, provided that nothing in this
Section 5.11(e) shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by Parent, either Borrower or any of their respective Subsidiaries, or any other Person, as the case may be; provided, however, that in the event that any recordation fees and/or taxes due and payable in accordance with applicable law by Distribuidora Venus, S.A. de C.V. or any Loan Party as a result of the creation of the Management Trust Agreement or any of the actions undertaken pursuant to item (ii) above materially exceed the sum of any recordation fees and/or taxes that have been paid by any Loan Party in connection with real estate transferred directly to the Trustee pursuant to the Mexican Security Agreement on or about the Closing Date, the Loan Parties hereby agree to work together in good faith with the Administrative Agent to devise and implement a reasonable alternative structure with respect to the Manufacturing Plant to grant to the Collateral Agent a first priority Lien for the benefit of the Secured Parties in the Manufacturing Plant.

                                   ARTICLE VI

                               Negative Covenants

                  Each of Parent and each Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, and thereafter until all outstanding Letters of Credit have been canceled or expired, and payment in full of the Revolving Loans and the Term Loans, all L/C Disbursements then due and owing, and any other amount then due and owing hereunder or under any Note to any Lender, each of Parent and each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  SECTION 6.01. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness for borrowed money existing on the date hereof and set forth on Schedule 6.01(a);

                  (b) Indebtedness created hereunder and under the other Loan Documents;

                  (c)      Indebtedness of the Borrowers on account of the New
Notes;

                  (d)      Guarantees:

                  (i) of the New Notes, provided that (x) such Guarantees are subordinated to the Obligations to the same extent as the New Notes and (y) no Subsidiary shall Guarantee all or any part of the New Notes unless such Subsidiary also Guarantees the Obligations;

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                                                                              73

                  (ii) in connection with up to an aggregate principal amount of $10,000,000 of Indebtedness outstanding at any time incurred by any Management Investors in connection with any Management Subscription Agreements or other purchases by them of Capital Stock of an Ultimate Parent, Parent or any of its Subsidiaries, and any refinancings, refundings, extensions or renewals thereof, provided that such amount shall be reduced by the aggregate then outstanding principal amount of loans and advances made in reliance upon the provisions of
Section 6.03(k);

                  (iii) in respect of third-party loans and advances to officers or employees of Parent or any of its Subsidiaries (x) for travel and entertainment expenses incurred in the ordinary course of business, (y) for relocation expenses incurred in the ordinary course of business or (z) for other purposes, and in the case of this clause (z), in an aggregate amount (as to Parent and all its Subsidiaries) of up to $1,500,000 outstanding at any time;

                  (iv) by any Subsidiary (other than a Foreign Subsidiary Holdco) in respect of Indebtedness of a Person in connection with joint ventures or similar arrangements in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than Parent and its Subsidiaries, and as to all of such Persons does not at any time exceed $7,500,000 in aggregate principal amount, provided that (x) such amount shall be increased by an amount equal to $1,000,000 on each anniversary of the Closing Date, commencing on the second anniversary of the Closing Date, so long as no Default or Event of Default shall have occurred and be continuing on any date on which such amount is to be increased and (y) such amount and any increase in such amount permitted by clause (x) shall be reduced by the aggregate amount of Investments permitted by Section 6.03(i);

                  (v) of Parent and its Subsidiaries under any Hedging Agreements; and

                  (vi) other than those described in clauses (i) through (v) of this paragraph (d), by any Subsidiary (other than a Foreign Subsidiary Holdco) in an aggregate amount not to exceed $2,500,000;

                  (e) to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of Parent and any of its Subsidiaries under any Hedging Agreements;

                  (f) Indebtedness of Parent to any wholly owned Subsidiary and Indebtedness of any Subsidiary to Parent or any other wholly owned Subsidiary of Parent;

                  (g) additional Indebtedness of Parent or any of its Subsidiaries which is subordinated to the obligations of the Loan Parties hereunder not exceeding $20,000,000 in aggregate principal amount at any one time outstanding, provided that any such Indebtedness shall have terms and conditions which are not materially more burdensome to the Loan Parties than, and subordination provisions substantially similar to, the New Notes;

                  (h) Indebtedness of any Subsidiary (other than any Foreign Subsidiary Holdco) incurred to finance or refinance the purchase price of, or Indebtedness of any Subsidiary (other than any Foreign Subsidiary Holdco) assumed in connection with, any Permitted Acquisition permitted by Section 6.03(n), provided that (i) such Indebtedness is incurred prior to, substantially simultaneously with or within six months after such acquisition or in connection with a refinancing thereof, (ii) if such Indebtedness is owed

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                                                                              74

to a Person, other than the Person from whom such acquisition is made or any Affiliate thereof, such Indebtedness shall have terms and conditions reasonably satisfactory to the Required Lenders and shall not exceed 60% of the purchase price of such acquisition (including any Indebtedness (excluding subordinated Indebtedness) assumed in connection with such acquisition but excluding any Indebtedness under this Agreement incurred to finance such acquisition), (iii) immediately after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing and (iv) the aggregate principal amount of Indebtedness which may be incurred pursuant to this paragraph (h) shall not exceed $10,000,000 during the term of this Agreement; and any refinancing, refunding, renewal or extension of any such Indebtedness; provided further that, the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension;

                  (i) Indebtedness of a Person that becomes a Subsidiary of either Borrower after the date hereof, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof, (ii) immediately after giving effect to the acquisition of such Person by the applicable Borrower, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness which may be incurred pursuant to this paragraph (i) shall not exceed $15,000,000 during the term of this Agreement; and any refinancing, refunding, renewal or extension of any such Indebtedness;

                  (j) Indebtedness of any Subsidiary (other than any Foreign Subsidiary Holdco) incurred to finance or refinance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) and any other Financing Leases in an aggregate principal amount not exceeding as to the Borrowers and all Subsidiaries $10,000,000 at any time outstanding;

                  (k) Indebtedness of any of DCJ, JCSA, and their respective Mexican Subsidiaries incurred in the ordinary course of business to finance the working capital needs of any of DCJ, JCSA and such Subsidiaries, provided that the aggregate principal amount of any such Indebtedness at any time outstanding pursuant to this paragraph (k) shall not exceed $5,000,000 (or the equivalent thereof in Mexican Pesos);

                  (l) Indebtedness of Foreign Subsidiaries (other than Mexican Subsidiaries and Foreign Subsidiary Holdcos) of Parent incurred in the ordinary course of business to finance the working capital needs of such Foreign Subsidiaries;

                  (m) Indebtedness of Parent or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

                  (n) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

                  (o) Indebtedness of any Foreign Subsidiary (other than any Foreign Subsidiary Holdco) of Parent fully supported on the date of the incurrence thereof by a Foreign Backstop Letter of Credit;

                  (p) Indebtedness arising from performance, appeal, judgment, replevin and similar bonds and suretyship arrangements, all in the ordinary course of business;

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                                                                              75

                  (q) Indebtedness to finance loans and advances to Consultants in the ordinary course of business in an aggregate amount not to exceed $5,000,000 outstanding at any time (or the equivalent thereof in Mexican Pesos); and

                  (r) additional Indebtedness of Subsidiaries (other than Foreign Subsidiary Holdcos) of Parent, provided that the aggregate principal amount of any such Indebtedness incurred pursuant to this paragraph (r) (i) by all such Subsidiaries shall not exceed $10,000,000 (or the equivalent thereof in the applicable foreign currencies) and (ii) by Domestic Subsidiaries and Mexican Subsidiaries of Parent shall not exceed $2,000,000 (or the equivalent thereof in applicable foreign currencies).

                  SECTION 6.02. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, now owned or hereafter acquired by it, except:

                  (a)      Liens existing on the date hereof and set forth on
Schedule 6.02(a);

                  (b)      Liens created pursuant to the Loan Documents;

                  (c) Liens for taxes, assessments and similar charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably by expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Parent or the Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of relevant Foreign Subsidiaries of Parent, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization);

                  (d) pledges, deposits or other Liens in connection with workers' compensation, unemployment insurance and other social security benefits or other insurance related obligations (including pledges or deposits or other Liens securing liability to insurance carriers under insurance or self-insurance arrangements);

                  (e) Liens to secure the performance of bids, trade contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) zoning restrictions, easements, rights-of-way, restrictions, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title which do not materially interfere with the ordinary conduct of the business of Parent and its Subsidiaries taken as a whole;

                  (g) Liens securing Indebtedness of Parent and its Subsidiaries permitted by Section 6.01(h) or Section 6.01(j), provided that (i) such Liens shall be created prior to, substantially simultaneously with or within six months of the acquisition thereby financed or the date of the incurrence or assumption of such Indebtedness and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

                  (h) Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by
Section 6.01(i), provided that (i) such Liens existed at the time such Person became a Subsidiary and

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                                                                              76

were not created in anticipation thereof and (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary;

                  (i) Liens of landlords or of mortgagees of landlords arising by operation of law or pursuant to the terms of real property leases, provided that the rental payments secured thereby are not yet due and payable;

                  (j) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (k) Liens existing on assets or properties at the time of the acquisition thereof by Parent or any of the Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of Parent or such Subsidiary other than the assets or property being acquired;

                  (l) any encumbrance or restriction (including, without limitation, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of Parent or any of the Subsidiaries to comply with the provisions of Section 5.11;

                  (m) Liens on property of any Foreign Subsidiary of Parent securing Indebtedness of such Foreign Subsidiary of Parent permitted by Sections 6.01(d)(iv), 6.01(l) and 6.01(r);

                  (n) Liens securing Guarantees permitted under Section 6.01(d)(ii) or (iii);

                  (o) Liens on the accounts receivable and inventory of the Mexican Subsidiaries of Parent to secure Indebtedness permitted by Section 6.01(k), provided that such Liens secure only such Indebtedness and do not extend to the assets of Parent or any other Subsidiary;

                  (p) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (q) Liens on the assets of Parent or its Subsidiaries (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrowers and the Subsidiaries in the aggregate) $2,500,000 in aggregate amount at any time outstanding;

                  (r) Liens on Intellectual Property and foreign patents, trademarks, trade names, copyrights, technology, know-how and processes to the extent such Liens arise from the granting of licenses to use such Intellectual Property and foreign patents, trademarks, trade names, copyrights, technology, know-how and processes to any Person in the ordinary course of business of Parent and its Subsidiaries; and

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                                                                              77

                  (s) Liens on deposit accounts arising by operation of law in favor of the depository bank where such account is maintained.

                  SECTION 6.03. Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment (each an "Investment") in, any Person, except:

                  (a) Investments existing on the Closing Date and set forth on Schedule 6.03(a);

                  (b)      Investments in cash and Cash Equivalents;

                  (c) Investments constituting Capital Expenditures permitted pursuant to Section 6.11;

                  (d) extensions of trade credit in the ordinary course of business;

                  (e) loans and advances to officers, directors or employees of Parent or its Subsidiaries (i) for travel, entertainment and relocation expenses in the ordinary course of business, (ii) for other purposes in an aggregate amount for Parent and its Subsidiaries not to exceed $1,500,000 at any one time outstanding and (iii) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in
Section 6.07;

                  (f) Investments in Parent, either Borrower or any wholly owned Subsidiary;

                  (g) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in Section 6.02(d), (e)or(i);

                  (h) Investments representing non-cash consideration received by Parent or any of its Subsidiaries in connection with any sale or other disposition of the property of Parent or any of its Subsidiaries permitted by Section 6.05;

                  (i) Investments by Parent or any of its Subsidiaries in one or more Persons in connection with joint ventures or similar arrangements in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than Parent or such Subsidiary, in an aggregate amount, when added to the amount of Permitted Acquisitions made pursuant to paragraph (n) below, not to exceed $25,000,000 at any one time outstanding;

                  (j) Investments representing evidences of Indebtedness, securities or other property received from another Person in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person, provided that any such securities or other property received by any Loan Party party to any Security Document is pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents;

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                                                                              78

                  (k) loans and advances to Management Investors in connection with the purchase by such Management Investors of Capital Stock of an Ultimate Parent, Parent or any of its Subsidiaries of up to $10,000,000 outstanding at any time, provided that such amount shall be reduced by the aggregate principal amount of Indebtedness in respect of Guarantees permitted by
Section 6.01(d)(ii);

                  (l) Investments in (i) the Capital Stock of Parent which is held by Parent as treasury stock and is restored to unissued status or is eliminated from authorized shares, or options in respect thereof or (ii) the Capital Stock of Parent or an Ultimate Parent purchased by JCI in connection with the exercise of management stock options issued by JCI to officers, directors and employees of Parent and its Subsidiaries;

                  (m) Investments of Parent and its Subsidiaries under any Hedging Agreements;

                  (n) the acquisition of all or substantially all of the business or assets or the Capital Stock of any Person or any business unit thereof (a "Permitted Acquisition"), provided that:

                  (i) such acquisition is expressly permitted by Section 6.04;
and

                  (ii) the aggregate consideration (including cash and any Indebtedness assumed in connection with such acquisitions) for all such acquisitions made pursuant to this paragraph (n), when added to the amount of Investments permitted pursuant to paragraph (i) above, does not exceed $25,000,000 at any time outstanding;

provided in each case that, (A) the target of such acquisition has positive Consolidated EBITDA, calculated on a pro forma basis after giving effect to such acquisition (such calculation to be made in a manner reasonably satisfactory to the Administrative Agent and to be evidenced by a certificate in form and substance reasonably satisfactory to the Administrative Agent signed by a Responsible Officer of each Borrower and delivered to the Administrative Agent (which shall promptly deliver copies to each Lender) at least three Business Days prior to the consummation of such acquisition) and (B) before, and after giving effect thereto, no Default or Event of Default shall occur as a result of such acquisition;

                  (o) Investments in notes receivable and other instruments and securities obtained in connection with transactions permitted by Section 6.05(d);

                  (p) loans and advances to Consultants in the ordinary course of business in an aggregate amount not to exceed $5,000,000 outstanding at any time;

                  (q) Investments in the Capital Stock of an Ultimate Parent purchased or otherwise acquired in connection with any Exercise or a Permitted Ultimate Parent Payment;

                  (r) additional Investments in an aggregate amount not to exceed $10,000,000 at any one time outstanding; and

                  (s)      Investments pursuant to the Transactions.

                  SECTION 6.04. Fundamental Changes. Enter into any merger consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

                  (a) any Subsidiary of Parent or either Borrower may be merged or consolidated with or into Parent or such Borrower (provided that Parent or such Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of Parent (provided that any such wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation) and DCJ may be merged with or consolidated into a Mexican Subsidiary of Parent which is a Guarantor, with the surviving or continuing Person, if not DCJ, assuming all the obligations of DCJ under this Agreement and the other Loan Documents pursuant to a written agreement reasonably satisfactory to the Administrative Agent.

                  (b) any Subsidiary of Parent or either Borrower may liquidate or sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Parent or Borrower or any other wholly owned Subsidiary of Parent or such Borrower (provided that no Loan Party shall sell or otherwise dispose of any Collateral (other than inventory in the ordinary course of business and, to the extent permitted by Sections 6.03, 6.06 and 6.08, cash and Cash Equivalents) pursuant to this clause
(b) to any Subsidiary that is not a Loan Party);

                  (c) Parent may consolidate or merge with or into or transfer all or substantially all its assets to an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing Parent in another jurisdiction in the United States of America, the Cayman Islands, Luxembourg or the Kingdom of the Netherlands (including the Netherlands Antilles) or any other member of the European Union, or changing its legal structure to a corporation or other entity, provided that (i) no such action shall be taken if to do so would adversely affect the Secured Parties and (ii) any such successor entity to Parent shall execute or otherwise agree in a writing reasonably satisfactory to the Administrative Agent to be bound by all applicable Loan Documents to which Parent is a party and take all actions reasonably requested by the Administrative Agent to comply with Section 5.11, including the delivery of legal opinions reasonably satisfactory to the Administrative Agent;

                  (d)      pursuant to the Transactions; and

                  (e)      as permitted by Section 6.05.

                  SECTION 6.05. Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than Parent or any wholly owned Subsidiary of Parent, except:

                  (a) the sale or other disposition of inventory, or of surplus, obsolete or worn out property or assets, whether now owned or hereafter acquired, in the ordinary course of business;

                  (b) the sale or other disposition of any other property or assets in the ordinary course of business (it being understood that this shall not include the sale or other disposition of all or substantially all of any business unit);

                  (c) the sale or other disposition of any property or assets (other than assets described in clauses (a) and (b) above), provided that the aggregate market value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed $5,000,000;

                  (d) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable in connection with the compromise or collection thereof, provided that, in the case of any Foreign Subsidiary, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary's country of business;

                  (e) the sale or other disposition of any assets or property by Parent or any of its Subsidiaries to Parent, either Borrower or any wholly owned Subsidiary thereof (provided that no Loan Party shall sell or otherwise dispose of any Collateral (other than inventory in the ordinary course of business and, to the extent permitted by Sections 6.03, 6.06 and 6.08, cash and Cash Equivalents) pursuant to this clause (e) to any Subsidiary that is not a Loan Party);

                  (f) the sale of the Capital Stock or all or substantially all of the assets of the Subsidiaries set forth on Schedule 6.05(f);

                  (g)      as permitted by Section 6.04(b), (c) or (d);

                  (h) the abandonment, sale or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of Parent or either Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Parent, the Borrowers and the Subsidiaries thereof taken as a whole;

                  (i) any sale or other disposition of the property of Parent or any of its Subsidiaries, so long as the Net Proceeds of any such sale or other disposition do not exceed $10,000,000 in the aggregate after the Closing Date, provided that an amount equal to 100% of the Net Proceeds of such sale or other disposition less the Reinvested Amount is applied in accordance with Section 2.13(b);

                  (j) any issuance, sale or other disposition of preferred stock (or equivalent equity interest) of any Subsidiary constituting Indebtedness created, incurred, assumed or existing in compliance with Section 6.01;

                  (k) the sale or other disposition of Capital Stock of an Ultimate Parent in connection with any Exercise, or the sale or other disposition of any of any Capital Stock of an Ultimate Parent purchased or otherwise acquired in connection with any Exercise or any Permitted Ultimate Parent Payment; and

                  (l) the sale or other disposition of any Capital Stock, property or assets of any Foreign Subsidiary existing on the Closing Date (other than DCJ, any Mexican Subsidiary which is a Subsidiary Guarantor, Jafra Cosmetics Dominicana S.A., CDRJ Europe Holding Company B.V. or any Subsidiary of CDRJ Europe Holding Company B.V. existing on the Closing Date), or of any property or assets of any other Subsidiary existing on the Closing Date that are used in any business or operations conducted in any jurisdiction other than the United States, Mexico, the Dominican Republic and Europe; provided that any such disposition shall not include property or assets owned by either Borrower or any Subsidiary Guarantor and used in any business or operations conducted in the United States, Mexico, the Dominican Republic or Europe.

                  SECTION 6.06. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of Parent or options, warrants or other rights to purchase common stock of Parent) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Parent that is not Indebtedness or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution (other than dividends payable solely in the common stock of Parent or options, warrants or other rights to purchase common stock of Parent) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Parent (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

                  (a) either Borrower and any other Subsidiary may pay cash dividends in an amount sufficient to allow Parent to pay, and Parent may pay, its obligations to CD&R under any agreement with CD&R for the rendering of management consulting or financial advisory services, provided that such amount shall not exceed in the aggregate $1,000,000 per annum plus reasonable out-of-pocket expenses;

                  (b) Parent and any Subsidiary may, and may pay cash dividends in an amount sufficient to allow Parent to and Parent may (i) purchase or repurchase or otherwise acquire shares of the Capital Stock of an Ultimate Parent or of Parent or rights, options or units in respect thereof, from Management Investors, (ii) make loans, advances, dividends or distributions to an Ultimate Parent to permit such Ultimate Parent to make any such purchase, repurchase or other acquisition, or (iii) purchase, repurchase or otherwise acquire Capital Stock from an Ultimate Parent in connection with any Exercise for an aggregate purchase price not to exceed $10,000,000 plus $2,000,000 multiplied by the number of calendar years that have commenced since the Closing Date, provided that such amount shall be increased by an amount equal to the proceeds of any resales or new issuances of shares and options to any such Management Investors, at any time after the initial issuances to any Management Investors, together with the aggregate amount of deferred compensation owed by an Ultimate Parent, Parent or any of its Subsidiaries to any such Management Investor that shall thereafter have been canceled, waived or exchanged in connection with the grant to such Management Investor of the right to receive or acquire shares of an Ultimate Parent's, Parent's or any Subsidiary's common stock plus the Net Proceeds received by Parent or any Subsidiary since the Closing Date (including through receipt of proceeds from the issuance or sale of its capital stock to, or as a capital contribution from, an Ultimate Parent) (x) from the issuance or sale of Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof) or (y) from an Ultimate Parent not exceeding the amount of proceeds received by an Ultimate Parent from the issuance or sale to Parent or any Subsidiary of Capital Stock or an Ultimate Parent in connection with an Exercise;

                  (c) Parent and its Subsidiaries may enter into and consummate the Transactions, and may pay cash dividends in an amount sufficient
         (i) to allow Parent to, and Parent may, pay all fees and expenses incurred in connection with the Transactions and perform its obligations under or in connection with the

         Transactions and (ii) to permit Parent to pay its Guarantee on account of interest on the New Notes and the New Note Documents, to the extent that the payment of such Guarantee does not violate the subordination provisions contained in the New Notes or the New Note Documents;

                  (d) Parent and any Subsidiary may make Permitted Ultimate Parent Payments; and

                  (e) either Borrower and any other Subsidiary may pay cash dividends in amounts sufficient to allow Parent to pay, and Parent may pay, cash dividends up to an amount equal to 50% of Consolidated Net Income (as defined in the indenture governing the New Notes as in effect on the Closing Date) accrued during the period (treated as one accounting period) from October 1, 2002 to the end of the most recent fiscal quarter ending prior to the date of such dividend for which consolidated financial statements of the Parent are available plus $5,000,000, so long as on the date of such dividend by Parent, before and after giving effect to such dividend, (i) the Term Loans shall have been repaid in full, (ii) no Default or Event of Default shall have occurred and be continuing or result therefrom, (iii) the Consolidated Leverage Ratio shall be less than 3.0 to 1.0, and (iv) the Aggregate Revolving Credit Exposure shall not be in excess of $25,000,000.

                  SECTION 6.07. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of Parent unless such transaction
(a) is otherwise permitted under this Agreement and (b) either (i) is upon terms no less favorable to Parent, the applicable Borrower or its Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not such an Affiliate, or (ii) has been approved by a majority of the Disinterested Directors of Parent, or in the event that at the time of any such transaction, there are no Disinterested Directors serving on the board of directors or comparable body of Parent, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required, provided that nothing contained in this Section 6.07 shall be deemed to prohibit:

                  (i) Parent or any of its Subsidiaries from entering into or performing any consulting, management or employment agreements or other compensation arrangements with a director, officer or employee of an Ultimate Parent, Parent or any of its Subsidiaries, provided that in the case of any such agreement or arrangement with any director, such agreement or arrangement provides for annual aggregate base compensation not in excess of $150,000 for such director, in his capacity as such;

                  (ii) the Transactions and the payment of transaction expenses in connection with this Agreement and the Transactions;

                  (iii) Parent or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of any of the Persons listed on Schedule 6.07(iii) and their Affiliates, any Management Investor and each Person who is or becomes a director, officer, agent or employee of Parent or any of the Subsidiaries, in respect of liabilities (A) arising under the Securities Act of 1933, the Securities Exchange Act of 1934 and any other applicable securities laws or otherwise, in connection with any offering of securities by Parent or any of the Subsidiaries, (B) incurred to third parties for any action or failure to act of

Parent or any of the Subsidiaries, predecessors or successors, (C) arising out of the performance by CD&R of management consulting or financial advisory services provided to Parent or any of the Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of Parent or any of the Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of Parent or any of the Subsidiaries;

                  (iv) Parent or any of the Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the Closing Date and described on Schedule 6.07(iv); or

                  (v) any transaction (including entering into and performing any agreement with respect thereto) permitted under Section 6.01(d), 6.02(n), 6.03(e), 6.03(i), 6.03(k), 6.03(l), 6.03(p), 6.03(q), 6.04, 6.05(k), 6.06 or
6.08, or any transaction with a wholly owned Subsidiary of Parent.

For purposes of this Section 6.07, "Disinterested Director" shall mean, with respect to any Person and transaction, a member of the board of directors or comparable body of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction (other than by virtue of such member's ownership of Capital Stock of an Ultimate Parent, Parent or any Subsidiary of Parent).

                  SECTION 6.08. Business of Parent, Borrowers and Subsidiaries.
(a) Enter into any business, either directly or through any Subsidiary, except for those businesses of the same general type as those in which Parent and the Subsidiaries are engaged on the Closing Date or which are related thereto.

                  (b) In the case of Parent or any Foreign Subsidiary Holdco, engage in any business or business activity other than (i) the Transactions and other transactions contemplated by the Loan Documents and the provision of administrative, legal, accounting and management services to or on behalf of Parent or any of its Subsidiaries, (ii) holding the Capital Stock, directly or indirectly, of the Borrowers or any Subsidiary (including any Subsidiary formed or acquired after the Closing Date) and the issuance, sale or transfer of Capital Stock of such Foreign Subsidiary Holdco or any Subsidiary to Parent or any wholly owned Subsidiary thereof, and the exercise of rights and the performance of obligations in connection therewith, (iii) the entry into, and exercise of rights and performance of obligations in respect of, (A) the Loan Documents and New Note Documents to which Parent or such Foreign Subsidiary Holdco, as the case may be, is a party, and any other agreement to which Parent or such Foreign Subsidiary Holdco, as the case may be, is a party on the date hereof, in each case, as amended, supplemented, waived or otherwise modified from time to time, and any refinancings, refundings, renewals or extensions thereof, (B) contracts and agreements with officers, directors and employees of Parent or such Foreign Subsidiary Holdco, as the case may be, or a Subsidiary thereof relating to their employment or directorships, (C) insurance policies and related contracts and agreements and (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, including but not limited to in respect of Management Subscription Agreements, (iv) with respect to Parent only, the offering, issuance and sale of its equity securities, (v) with respect to Parent only, the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vi) with respect to Parent only, the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (vii) the retention of counsel, accountants and other advisory and consultants, and, with respect to Parent only, transfer agents, private placement agents and underwriters, (viii) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, (ix) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable, (x) making loans to or other Investments in, or borrowing money from, other Subsidiaries or Parent, (xi) owning Intellectual Property and foreign patents, trademarks, trade names, copyrights, technology, know-how and processes and licensing such Intellectual Property and foreign patents, trademarks, trade names, copyrights, technology, know-how and processes to other subsidiaries of Parent, (xii) paying dividends and other distributions on account of its Capital Stock (to the extent permitted by Section 6.06), (xiii) transactions with an Ultimate Parent permitted under Section 6.07, and (xiv) other activities incidental or related to any of the foregoing.

                  SECTION 6.09. Negative Pledge Clauses. Enter into any agreement which prohibits or limits the ability of Parent or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its Obligations under the applicable Guarantee Agreement, other than (a) this Agreement and the other Loan Documents and any related documents, (b) any industrial revenue or development bonds, agreements governing any purchase money Liens, acquisition agreements or Financing Leases or operating leases of real property entered into in the ordinary course of business otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed, acquired or leased thereby) or (c) as otherwise permitted by any Security Document.

                  SECTION 6.10. Optional Payments and Modifications of Debt Instruments and other Material Agreements. (a) Except as otherwise provided below, make any optional payment, prepayment, repurchase or redemption of the New Notes or make any optional payments on account of or for a sinking or other analogous fund for the repurchase, redemption, defeasance or other acquisition thereof (other than mandatory payments of principal and interest and payments of, in each case, fees and expenses required by the New Notes or the New Note Documents, only to the extent permitted under the subordination provisions, if any, applicable thereto), (b) make any amendment, supplement, modification or waiver of any of the terms of the New Notes or the New Note Documents (i) which amends or modifies the subordination provisions contained in the New Notes and the New Note Documents; (ii) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by the New Notes or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith to any holder of the New Notes;
(iii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject Parent or any Subsidiary to any more onerous or more restrictive provisions; or
(iv) which otherwise adversely affects the interests of the Lenders as senior creditors with respect to the New Notes or the interests of the Lenders hereunder in any material respect or (c) in the event of the occurrence of a Change in Control, repurchase the New Notes, unless the Borrowers shall have (i) made payment in full of the Loans, all

L/C Disbursements and any other amounts then due and owing to any Secured Party hereunder and cash collateralized the obligations of the Borrowers in respect of Letters of Credit on terms reasonably satisfactory to the Administrative Agent and Issuing Bank or (ii) made an offer to pay the Loans, all L/C Disbursements and any amounts then due and owing to each Secured Party hereunder and to cash collateralize the obligations of the Borrowers in respect of Letters of Credit in respect of each Lender and shall have made payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer and cash collateralized such obligations in respect of Letters of Credit of each such Issuing Bank which has accepted such offer. Notwithstanding the foregoing, Borrowers may prepay, redeem, repurchase, defease, acquire or otherwise retire New Notes, in whole or in part, so long as on the date of such prepayment, redemption, repurchase, defeasance, acquisition or other retirement, before and after giving effect thereto, (v) no Default or Event of Default shall have occurred and be continuing or result therefrom, (w) the Consolidated Leverage Ratio shall be less than 3.0 to 1.0, and (x) the Term Loans shall have been repaid in full. For the avoidance of doubt, this Section 6.10 shall not be construed to prohibit or restrict (y) the making or consummation of an exchange offer whereby New Notes registered with the U.S. Securities and Exchange Commission are issued in exchange for New Notes not so registered or (z) the provision of Guarantees of New Notes as permitted by Section 6.01(d), including by way of amendment or supplement to any New Note Document.

                  SECTION 6.11. Capital Expenditures. Make any expenditure (a "Capital Expenditure") in respect of the purchase or other acquisition of fixed or capital assets (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and (ii) any Permitted Acquisition permitted by Section 6.03(n)) except for (x) Capital Expenditures described in the immediately preceding parenthetical and (y) additional Capital Expenditures, in the case of this clause (y) not exceeding, in the aggregate for Parent and its Subsidiaries, during any fiscal year of Parent the amount set forth below opposite such fiscal year:

Fiscal Year                       Amount
-----------                       ------
    2003                      $  15,000,000

    2004                         13,000,000

    2005                         13,000,000

    2006                         13,000,000

    2007                         13,000,000

; provided that any portion of such amount which is not so expended in the fiscal year for which it is permitted above may be carried over to increase the amount permitted for the next fiscal year of Parent and shall be deemed to be the first amounts expended in such next fiscal year; provided, however, that none of the amounts set forth in the table above shall be increased by more than 50% of such amount by virtue of any such carry-over.

                  SECTION 6.12. Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio on the last day of any fiscal quarter of Parent ending during any period set forth below to be in excess of the ratio set forth below for such period:

Period                                                           Ratio
------                                                           -----
Closing Date - September 30, 2004                            4.25 to 1.00

October 1, 2004 - September 30, 2005                         4.00 to 1.00

October 1, 2005 - September 30, 2006                         3.75 to 1.00

October 1, 2006 - September 30, 2007                         3.25 to 1.00

October 1, 2007 - Thereafter                                 3.00 to 1.00

                  SECTION 6.13. Consolidated Interest Coverage Ratio. Permit, for any period of four consecutive fiscal quarters of Parent ending during any period set forth below, the Consolidated Interest Coverage Ratio at the last day of such four fiscal quarter period to be less than the ratio set forth below opposite such period:

Period                                                          Ratio
------                                                          -----
Closing Date - September 30, 2004                            2.15 to 1.00

October 1, 2004 - September 30, 2005                         2.25 to 1.00

October 1, 2005 - September 30, 2006                         2.50 to 1.00

October 1, 2006 - September 30, 2007                         2.75 to 1.00

October 1, 2007 - Thereafter                                 3.00 to 1.00

                  SECTION 6.14. Fiscal Year. Permit the fiscal year of Parent to end on a day other than December 31.

                                  ARTICLE VII

                                Events of Default

                  SECTION 7.01. Certain Bankruptcy Events. If any of the following events shall occur and be continuing:

                  (a) Parent, either Borrower or any Material Subsidiary shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, concurso mercantil, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Parent, either Borrower or any Material Subsidiaries shall make a general assignment for the benefit of its creditors;

                  (b) there shall be commenced against Parent, either Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days;

                  (c) there shall be commenced against Parent, either Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

                  (d) Parent, either Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (a), (b) or (c) above; or

                  (e) Parent, either Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

then, and in any such event:

                  (A) if such event is an Event of Default specified in clause
         (a) or (b) of this Section 7.01 with respect to Parent or either Borrower, the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of obligations under Letters of Credit, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable; and

                  (B) if such event is any other Event of Default specified in this Section 7.01, any or all of the following actions may be taken:
         (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing on account thereof under this Agreement (including all amounts due in respect of Letters of Credit, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  SECTION 7.02. Other Events of Default. If any of the following events shall occur and be continuing:

                  (a) either Borrower shall fail to pay in the applicable currency any principal of any Loan or the reimbursement obligation with respect to any L/C Disbursement when due in accordance with the terms thereof or hereof (it being understood that any conversion of a reimbursement obligation under a Letter of

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                                                                              88

         Credit into a borrowing pursuant to Section 2.22(e) shall not constitute a failure to make a payment in satisfaction of such reimbursement obligation) or either Borrower shall fail to pay in the applicable currency any interest on any Loan, or any other amount payable, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof;

                  (b) any representation or warranty made or deemed made by either Borrower or any other Loan Party herein or in any other Loan Document or that is contained in any certificate furnished by it at any time under or pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date deemed made;

                  (c) Parent, either Borrower or any Subsidiary shall default in the observance or performance of any agreement contained in Article VI or Section 4.07, 4.08, 4.09 or 4.10 of the U.S. Security Agreement;

                  (d) either Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7.02), and such default shall continue unremedied for a period ending on the earlier of (i) the date 30 days after a Responsible Officer of Parent or either Borrower shall have discovered or should have discovered such default and (ii) the date 15 days after written notice has been given to the Borrowers by the Administrative Agent;

                  (e) Parent, either Borrower or any of the Borrowers' Subsidiaries shall (i) default in any payment in the applicable currency of principal of or interest on any Material Indebtedness (other than the Loans and the reimbursement obligations under the Letters of Credit), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
         (ii) default in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders) to cause, with the giving of notice or lapse of time if required, such Material Indebtedness to become due prior to its stated maturity (an "Acceleration"), and such time shall have lapsed and, if any notice (a "Default Notice") shall be required to commence a grace period or declare the occurrence of an Event of Default before notice of Acceleration may be delivered, such Default Notice shall have been given;

                  (f) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Parent, either Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Parent, either Borrower or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) the occurrence or expected occurrence of any event or condition which results or is reasonably likely to result in Parent, either Borrower or any Commonly Controlled Entity becoming responsible for any liability in respect of a Former Plan, (vii) with respect to any Foreign Benefit Plans, any material noncompliance with applicable foreign law or the incurrence of any material liability, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in liability which would have a Material Adverse Effect;

                  (g) one or more judgments or decrees shall be entered against Parent, either Borrower or any of its Active Subsidiaries involving in the aggregate a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof, in the event any appeal thereof shall be unsuccessful) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

                  (h) (i) any of the Security Documents or Guarantee Agreements shall cease, for any reason, to be in full force and effect other than pursuant to the terms hereof or thereof, or Parent, either Borrower or any other Loan Party which is a party to any of the Security Documents or Guarantee Agreements shall so assert in writing or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days;

                  (i) the New Notes, for any reason, shall not be or shall cease to be validly subordinated as provided therein and in the New Note Documents to the obligations of any Loan Party under this Agreement and the other Loan Documents; or

                  (j) a Change in Control shall have occurred;

then, and in any such event, either or both of the following actions may be taken:

                  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and

                  (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest

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                                                                              90

         thereon) and all other amounts owing on account thereof under this Agreement (including all amounts due in respect of Letters of Credit, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

                  SECTION 8.01. Appointment. Each of the Lenders and the Issuing Bank hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents") as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agents to take such action on behalf of such Lender or the Issuing Bank under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders and the Issuing Bank hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received, (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder, and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

                  SECTION 8.02. Delegation of Duties. Each of the Agents may execute any and all of their respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care.

                  SECTION 8.03. Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such

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                                                                              91

Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Parent, either Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by, either Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of Parent or either Borrower to perform its obligations hereunder or thereunder. Neither Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Parent, either Borrower or any other Loan Party.

                  SECTION 8.04. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Parent or either Borrower), independent accountants and other experts selected by the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such larger number of Lenders as may be explicitly required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  SECTION 8.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, Parent or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  SECTION 8.06. Acknowledgments and Representations by Lenders. Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by either Agent hereinafter taken, including any review of the affairs of Parent or either Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each other party hereto that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property,

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                                                                              92

financial and other condition and creditworthiness of Parent and the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents to each other party hereto that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Parent and the Borrowers. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution that makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Parent or either Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  SECTION 8.07. Expense Reimbursement; Indemnification. Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrowers and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements as are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. Each Revolving Credit Lender agrees to reimburse each of the Issuing Bank and its directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

                  SECTION 8.08. Agents in their Individual Capacities. Each of the Agents and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Parent, either Borrower or any Subsidiary or Affiliate thereof as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, each of the Agents shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not such Agent and the terms "Lender" and "Lenders" shall include each of the Agents in its respective individual capacity.

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                                                                              93

                  SECTION 8.09. Successor Agents. (a) Subject to the appointment and acceptance of a successor Agent as provided below, the Administrative Agent may resign upon ten days' notice to the Lenders by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent (provided that, to the extent that no Default or Event of Default is continuing at the time of such appointment, such Agent shall have been approved by the Borrowers). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a Lender and be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and Section 9.06 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Without the consent of the Borrowers, the Administrative Agent and the Collateral Agent may not be different Persons.

                  (b) Upon appointment of the retiring Collateral Agent (the "Retiring Collateral Agent"), such Retiring Collateral Agent shall promptly
(i) deliver to the new Collateral Agent all Collateral held by such Retiring Collateral Agent, (ii) execute and file uniform commercial code financing statements, naming the new Collateral Agent as assignee, in each jurisdiction financing statements have been filed in connection with any Loan Document, (iii) take all such actions required or requested by either Borrower to name the new Collateral Agent as mortgagee under the Mortgages and (iv) take all such other actions required or requested by either Borrower to perfect the pledge or lien pursuant to the Security Documents in the name of the new Collateral Agent.

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Amendments and Waivers. (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be waived, amended, supplemented or modified except in accordance with the provisions of this Section 9.01.

                  (b) Except as set forth in the succeeding paragraphs of this Section 9.01, the Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (i) enter into with the Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive at any Loan Party's request on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences (any such amendment, supplement, modification or waiver, a "Specified Change"); provided, however, that (x) without the written consent of the Issuing Bank, no Specified Change shall amend, supplement or otherwise modify any provisions of or directly applicable to any Letter of Credit, (y) without the written consent of the Swingline Lender, no

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                                                                              94

Specified Change shall amend, modify or waive any provision of Section 2.23 or any other provision of this Agreement governing the rights or obligations of the Swingline Lender, and (z) without the written consent of the then Administrative Agent and Collateral Agent, no Specified Change shall amend, modify or waive any provision of Article VIII, or, without the prior written consent of the then Administrative or the then Collateral Agent, as applicable, no Specified Change shall amend, modify or waive any other provision of this Agreement governing the rights or obligations of the Administrative Agent or the Collateral Agent.

                  (c) Without the written consent of the Required Lenders, no Specified Change shall (i) waive any of the conditions precedent to the funding of the initial Loans and extensions of credit set forth in Section 4.02 (except that the making of the initial extensions of credit by any Lender on the Closing Date shall be deemed to constitute a waiver of such conditions precedent by such Lender), (ii) waive any Default or Event of Default under Section 7.01 and its consequences or (iii) amend, supplement or otherwise modify any provisions of Section 7.01.

                  (d) Without the written consent of the Collateral Release Lenders, no Specified Change shall take any action which has the effect of releasing all or substantially all of the Collateral, Parent or either Borrower from its Guarantee or all or substantially all of the Subsidiary Guarantors from their Guarantees in respect hereof (except as permitted hereby or by any Security Document).

                  (e) Without the written consent of each Lender directly affected thereby, no Specified Change shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, (ii) reduce the stated rate of any interest or fee payable or extend the scheduled date of any payment thereof, (iii) increase the amount or extend the expiration date of any Lender's Commitments or (iv) amend, modify or waive any provision of this Section 9.01.

                  (f) Without the written consent of all the Lenders, no Specified Change shall amend or modify the pro rata requirements of Section 2.17 or reduce the percentage specified in the definition of "Required Lenders".

                  (g) Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Lenders, the Administrative Agent, all future holders of the Loans and the Loan Parties signatories thereto. In the case of any waiver, each of the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  SECTION 9.02. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, first class postage prepaid, (c) in the case of delivery by a nationally recognized overnight courier, when received, or
(d) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of Parent, either Borrower, the Administrative Agent, the Collateral Agent or the Issuing Bank, and in the case of a Lender, to it at its address (or facsimile number) set forth on Schedule
2.01 or in the

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                                                                              95

Assignment and Acceptance pursuant to which such Lender shall have become a party hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

            Parent, JCI and DCJ:         c/o Jafra Cosmetics International, Inc.
                                         2451 Townsgate Road
                                         Westlake Village, California  91361
                                         Attention: Corporate Secretary
                                         Facsimile: (805) 449 3270
                                         Telephone: (805) 449-3000

            In the case of notices       Debevoise & Plimpton
            to Parent, JCI or DCJ,       919 Third Avenue
            with a copy to:              New York, New York 10022
                                         Attention: David A. Brittenham, Esq.
                                         Facsimile: (212) 909-6347
                                         Telephone: (212) 909-6000

            Administrative Agent,        Credit Suisse First Boston
            Collateral Agent and         Eleven Madison Avenue
            Issuing Bank:                New York, New York 10011
                                         Attention: Yvette McQueen
                                         Facsimile: (212) 325-8304
                                         Telephone: (212) 325-9934

         provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.03, 2.09(c), 2.10, 2.12(a), 2.17, 2.22(b) or 2.23(b), shall not be effective until received.

                  SECTION 9.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Issuing Bank, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  SECTION 9.04. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  SECTION 9.05. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of Parent, each Borrower, the Lenders, the Issuing Bank, the Collateral Agent, the Administrative Agent, and their respective successors and assigns, except that neither Parent nor either Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender except as expressly provided in this Agreement and any attempted assignment without such consent shall be null and void.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or

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                                                                              96

other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents, provided that (unless the Borrowers, the Administrative Agent and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender otherwise consent in writing) no such participating interests shall be in an aggregate principal amount of less than $1,000,000 in the aggregate (or, if less, the full amount of such selling Lender's Loans and Commitments). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Loan Parties, the Administrative Agent, the Issuing Bank and the Collateral Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce Parent's and each Borrower's respective obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents, and no Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document, provided that such participation agreement may provide that, without the consent of the Participant, such Lender will not agree to any amendment, supplement, modification or waiver, specified in Section 9.01(e) or (f). The Borrowers also agree that each Lender shall be entitled to the benefits of Sections 2.14, 2.16 and 2.20 without regard to whether it has granted any participating interests, and that all amounts payable to a Lender under Sections 2.14, 2.16 and 2.20 shall be determined as if such Lender had not granted any such participating interests.

                  (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to (i) any Lender or any Affiliate thereof (except in the case of an assignment of a Revolving Credit Commitment, which assignment shall require the prior written consent of the Issuing Bank and the Swingline Lender, which consent, in each case, shall not be unreasonably withheld) or (ii) with the prior written consent of the Administrative Agent and the Borrowers (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender) (which, in each case, shall not be unreasonably withheld), to any additional bank, financial institution or institutional entity (any such assignee described in clause (i) or (ii), an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance executed by such Assignee, such assigning Lender and the Administrative Agent (and, to the extent required pursuant to clauses (i) and (ii) above, by the Borrowers, the Swingline Lender and the Issuing Bank) and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below), provided that (x) unless the Borrowers, the Administrative Agent and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender otherwise consent in writing, no such assignment shall be in an aggregate principal amount of less than $1,000,000 in the aggregate (or, if less, the full amount of such selling Lender's Loans and Commitments) and (y) if any Lender assigns all or any part of its rights and obligations under this Agreement to one of its Affiliates in connection with or in contemplation of the sale or other disposition of its interest in such

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                                                                              97

Affiliate, the Borrowers' prior written consent shall be required for such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this Section 9.05(c) would be entitled to receive any greater payment under Section 2.14 or 2.20 than the assigning Lender would have been entitled to receive as of such date under such Sections with respect to the rights assigned, shall be entitled to receive such payments unless the Borrowers have consented in writing to the assignment and agreed in writing to waive the benefit of this sentence.

                  (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of either Borrower or any Subsidiary or the performance or observance by either Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.01(b) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such Assignee confirms the Lender acknowledgements and representations set forth in
Section 8.06; (vi) such Assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender. The Assigning Lender and Assignee that are parties to each such assignment shall (A) electronically execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (B) manually execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

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                                                                              98

                  (e) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in Section
9.02 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers, the Collateral Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of (i) an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable),
(ii) a duly completed Administrative Questionnaire, (iii) payment to the Administrative Agent of a registration and processing fee of $3,500 (if required by the last sentence of Section 9.05(d)) and (iv) all necessary written consents to such assignment, the Administrative Agent shall (x) promptly accept such Assignment and Acceptance, (y) on the effective date determined pursuant thereto record the information contained therein in the Register and (z) give notice of such acceptance and recordation to the Borrowers. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and the Borrowers, at their own expense, shall, upon the request to the Administrative Agent made at the time of such assignment by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for the outstanding Notes of the assigning Lender) a new Note to the order of such Assignee in an amount equal to (i) in the case of an assigned Revolving Loan, the lesser of (A) the amount of such Assignee's Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Loans made by such Assignee and (ii) in the case of an assigned Term Loan, the amount of such Assignee's Term Loan, in each case with respect to the relevant Loan after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Loan hereunder, a new Note, as the case may be, to the order of the assigning Lender in an amount equal to (i) in the case of a retained Revolving Credit Loan, the lesser of (A) the amount of such Lender's Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Loans made by such Lender and (ii) in the case of a retained Term Loan, the amount of such Lender's Term Loan, in each case with respect to the relevant Loan after giving effect to such Assignment and Acceptance. Any such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the applicable Borrower marked "canceled".

                  (g) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 9.17, any and all financial information in such Lender's possession concerning the Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such

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                                                                              99

Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement. No assignment or participation made or purported to be made to any Transferee shall be effective without the prior written consent of the Borrowers if it would require the Borrowers to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Borrowers shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Transferee to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

                  (h) Any Lender may (without the consent of the Borrower or the Administrative Agent) at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender (including, if such Lender is a fund that invests in bank loans, to a trustee for holders of obligations owed, or securities issued, by such fund); provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto and any foreclosure or exercise of remedies by such assignee or trustee shall be subject to the provisions of this Section 9.05 regarding assignments in all respects.

                  (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle administered by such Granting Lender or an Affiliate thereof (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, (iii) the Granting Lender (and not the SPC) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its SPC, and (iv) no SPC shall (A) be entitled to receive any greater amount pursuant to any provision of this Agreement, including without limitation subsection 2.14, 2.16,
2.20 or 9.06, than the Granting Lender would have been entitled to receive in respect of the extensions of credit made by such SPC if such Granting Lender had not designated such SPC hereunder, (B) be deemed to have any Term Loan Commitment or Revolving Credit Commitment or (C) be designated if such designation would otherwise increase the costs of the Commitments or the Loans to either Borrower. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof; provided, however, that each Granting Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. The indemnification obligations of each Granting Lender under this
Section 9.05(i) shall survive the

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                                                                             100

termination of this Agreement and the payment of the Loans and all other amounts payable under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender.

                  SECTION 9.06. Payment of Expenses and Taxes. Each Borrower agrees (a) to pay or reimburse each of the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Issuing Bank for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement, modification to, or waiver of the provisions of, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one firm of counsel in each relevant jurisdiction to the Administrative Agent, the Collateral Agent and the Lead Arrangers, (b) to pay or reimburse each Lender, the Administrative Agent, the Collateral Agent and each Lead Arranger for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of any local counsel to the Administrative Agent, the Collateral Agent, the Lead Arrangers and the several Lenders, (c) to pay, indemnify and hold each Lender, the Collateral Agent, the Issuing Bank, the Lead Arrangers and the Administrative Agent (each such Person being called an "Indemnitee") harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents and (d) except as provided in Section 8.09(b), to pay, indemnify and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents or the use of the proceeds of the Loans and other extensions of credit hereunder, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of either Borrower, any of the Subsidiaries or any of the Properties (all the foregoing in this clause (d) collectively the "Indemnified Liabilities"), provided that Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities arising from (i) the gross negligence or willful misconduct of any Indemnitee (or any of their respective directors, trustees, officers, employees, agents, successors and assigns) or (ii) claims made or legal proceedings commenced against any Indemnitee by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. Notwithstanding the foregoing, except as provided in clauses (b) and (c) above, the Borrowers shall have no obligation under this Section 9.06 to any Indemnitee with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority.

                  The agreements in this Section 9.06 shall survive repayment of the Loans and all other amounts payable hereunder.

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                                                                             101

                  SECTION 9.07. Set-off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Parent and the Borrowers (any such notice being expressly waived by the Borrowers to the extent permitted by applicable law), upon the occurrence of an Event of Default under Section 7.02(a) to set off and appropriate and apply against any amount then due and payable any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of either Borrower. Each Lender agrees promptly to notify Parent, the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  SECTION 9.08. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.09. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to Parent, the Borrowers and the Administrative Agent.

                  SECTION 9.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 9.11. Integration. This Agreement, the other Loan Documents and the Fee Letter represent the agreement among the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents or in the Fee Letter.

                  SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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                                                                             102

                  SECTION 9.13. Applicable Law. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 9.14. Submission to Jurisdiction; Waivers. (a) Each party hereto hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents (other than the Mexican Security Documents) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to (x) Parent, JCI or the applicable Lender at its address set forth in Section 9.02 or at such other address of which the Administrative Agent, any such Lender, Parent and the Borrowers shall have been notified pursuant thereto; and (y) DCJ, (x) in the case of any action or proceeding brought in the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof, in care of the Process Agent at the Process Agent's address set forth in paragraph (b) below, and (y) in the case of any action or proceeding brought in the courts of Mexico, to Boulevard
M. Avila Camacho No. 515, Colonia Tlacopac, Mexico D.F. C.P. 010140, Attn:
Director General;

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.14 any punitive damages.

                  (b) DCJ hereby irrevocably designates, appoints and empowers CT Corporation System, presently located at 111 Eighth Avenue, 13th Floor, New York, New York 10010 (the "Process Agent") as its authorized agent, to accept on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in paragraph (a) above in any courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts of any thereof. Such service may be made by mailing or delivering a copy of such process to DCJ in care of the Process Agent at the Process Agent's above

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                                                                             103

address and DCJ hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. DCJ represents and warrants that it has granted to the Process Agent a valid, binding and enforceable irrevocable power of attorney in the presence of a Mexican notary public, in the form of Exhibit P-1, that such Process Agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent and the Lenders. Such designation and appointment shall be irrevocable until all principal and interest and all other amounts payable under the Loan Documents shall have been paid in full in accordance with the provisions hereof. If such Process Agent shall cease so to act, DCJ covenants and agrees to designate irrevocably and appoint without delay another such Process Agent in New York City reasonably satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other Process Agent's acceptance of such appointment. DCJ irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon DCJ in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon DCJ.

                  SECTION 9.15. Acknowledgments. Each of Parent and each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) none of the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Bank or any Lender has any fiduciary relationship with or duty to Parent or either Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders, on the one hand, and Parent and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Parent, the Borrowers and the Lenders.

                  SECTION 9.16. Waivers of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  SECTION 9.17. Confidentiality. Each Lender (including the Swingline Lender), the Administrative Agent, the Collateral Agent and the Issuing Bank agrees (on behalf of itself and each of its affiliates, directors, officers, employees, agents, advisors and representatives) to keep confidential any Confidential Information (as defined below), and in connection therewith comply with their customary procedures for handling confidential information of this nature and with safe and sound banking practices, provided that nothing herein shall limit its disclosure of any such information (a) to such of its respective officers, directors or employees as need to know such Confidential Information, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or such Lender's auditors or accountants, (d) to bank examiners or insurance commissioners having jurisdiction over the disclosing Lender,

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                                                                             104

(e) to the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Bank or any other Lender, (f) by the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Bank or any Lender to an Affiliate thereof, (g) in connection with any enforcement of any of the Loan Documents or (h) to any Transferee, or prospective Transferee that agrees to comply with this Section 9.17 and (in the case of any such Person that at the time of such disclosure has not yet become a Lender) executes and delivers to Parent and the Borrowers a written instrument in favor of Parent and the Borrowers confirming such agreement, in form and substance reasonably satisfactory to Parent and the Borrowers, provided that (i) in the case of the preceding clauses (b) and (d), such Lender shall, to the extent legally permissible, notify the Borrowers of the proposed disclosure as far in advance as is reasonably practicable under the circumstances, (ii) in the case of the preceding clause (c), such Lender shall inform each such counsel, auditor or accountant of the agreement under this Section 9.17 and take reasonable actions to cause compliance by any such Person with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this Section 9.17) and (iii) in the case of the preceding clause (f), such Lender, the Collateral Agent, the Lead Arrangers, the Issuing Bank or the Administrative Agent shall be responsible for any failure by such Affiliate of the Lender, the Collateral Agent, the Issuing Bank, the Lead Arrangers, or the Administrative Agent to comply with this Section 9.17. For purposes of this Section 9.17, "Confidential Information" shall mean, with respect to the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Bank or any Lender (each an "Affected Party"), information delivered to such Affected Party by or on behalf of Parent, either Borrower or any Subsidiary, the Administrative Agent or any other Lender in connection with the transactions contemplated by or otherwise pursuant to this Agreement or information obtained by the Affected Party in the course of any review of the books or records of Parent, either Borrower or any Subsidiary, provided that such term shall not include information (i) that was publicly known or otherwise known to such Affected Party prior to the time of such disclosure on a nonconfidential basis without a duty of confidentiality to Parent, either Borrower or any Subsidiary being violated, (ii) that subsequently becomes publicly known through no act or omission by any Affected Party or any Person acting on the Affected Party's behalf, (iii) that becomes known to such Affected Party on a nonconfidential basis without a duty of confidentiality to Parent, either Borrower or any Subsidiary being violated and, other than through disclosure by or on behalf of Parent or either Borrower or (iv) that constitutes financial information delivered to any Affected Party that is otherwise publicly available through no act or omission of any Affected Party or Person acting on such Affected Party's behalf. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Agreement.

                  SECTION 9.18. Judgment Currency. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

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                                                                             105

                  (b) The obligations of Parent and the Borrowers in respect of this Agreement, the other Loan Documents and any Note due to any party hereto shall, notwithstanding any judgment in a currency (the "judgment currency") other than the currency in which the sum originally due to such party is denominated (the "original currency"), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency such party may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such party in the original currency, Parent or such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to any party to this Agreement, such party, agrees to remit to Parent or such Borrower, as applicable, such excess. This covenant shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

                  SECTION 9.19. RESERVED.

                  SECTION 9.20. Calculations; Computations. Except as otherwise expressly provided herein, to the extent that the determination of compliance with any covenant contained herein or other provision hereof requires the conversion to Dollars of foreign currency amounts, such Dollar amount shall be the Dollar Equivalent of the amount of such foreign currency at the time such item is to be calculated or is to be or was incurred, created or suffered or permitted to exist or assumed or transferred or sold for purposes of this Agreement (except if such item was incurred, created or assumed, or suffered or permitted to exist or transferred prior to the date hereof, such conversion shall be made based on the Dollar Equivalent of the amounts of such foreign currency at the date hereof).

                  SECTION 9.21. Security Rights Granted in the Dutch Deeds of Pledge and Covenant to Pay. Solely in connection with and for purposes of the perfection of the security interests granted pursuant to the Dutch Deeds of Pledge, the parties hereto agree as follows:

                  (i) JCI has agreed that, as security for its obligations as Borrower under this Agreement (the "JCI Borrower Obligations"), it shall cause a right of pledge to be vested on the shares of CDRJ Europe Holding Company B.V. in the form of a notarial deed of pledge on twenty-four of the forty issued and outstanding shares in the capital of CDRJ Europe Holding Company B.V. (the "Europe Deed of Pledge"). Without prejudice to the provisions of this Agreement, and solely for the purpose of ensuring and preserving the validity and continuity of the security rights to be granted by JCI under or pursuant to the Europe Deed of Pledge, JCI hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent without duplication amounts equal to and in the currency of the JCI Borrower Obligations from time to time due in accordance with and under the same terms and conditions as each of the JCI Borrower Obligations (such payment undertakings and the obligations and liabilities which are the result thereof hereinafter referred to as the "JCI Parallel Debt"). For the avoidance of doubt, in no event shall the amount of the JCI Parallel Debt exceed the JCI Borrower Obligations.

                  (ii) JCI and the Collateral Agent acknowledge that (i) for this purpose, the JCI Parallel Debt constitutes undertakings, obligations and liabilities of JCI to the Collateral Agent which are separate and independent from, and without prejudice to, the JCI Borrower Obligations which JCI has to any Secured Party and (ii) that the JCI Parallel Debt represents the Collateral Agent's own claims (vorderingen op naam) to

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                                                                             106

receive payment of the JCI Parallel Debt, provided that the total amount of the JCI Parallel Debt shall never exceed the total amount of the JCI Borrower Obligations.

                  (iii) Every payment of monies made by JCI to the Collateral Agent shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction pro tanto of the covenant by JCI contained in Section 9.21(i), provided that, if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application, the Collateral Agent shall be entitled to receive a corresponding amount as JCI Parallel Debt under Section 9.21 (i) above from JCI and JCI shall remain liable to satisfy such JCI Parallel Debt and such JCI Parallel Debt shall be deemed not to have been discharged.

                  (iv) Subject to the provisions of Section 9.21(i), but notwithstanding any of the other provisions of this Section 9.21:

                  (a) the total amount due and payable as JCI Parallel Debt under this Section 9.21 shall be decreased to the extent JCI shall have paid any amounts to the Secured Parties or any of them to reduce the outstanding JCI Borrower Obligations or any of the Secured Parties otherwise receives any amount in payment of the JCI Borrower Obligations; and

                  (b) to the extent that JCI shall have paid any amounts to the Collateral Agent under the JCI Parallel Debt or the Collateral Agent otherwise shall have received monies in payment of the JCI Parallel Debt, the total amount due and payable under the JCI Borrower Obligations shall be decreased as if said amounts were received directly in payment of the JCI Borrower Obligations.

                  (v) For the avoidance of doubt, in the event that JCI is in default in respect of the JCI Borrower Obligations, as set forth in this Agreement, JCI shall, at the same time, be deemed in default in respect of its obligations under the JCI Parallel Debt.

                  (vi) Parent has agreed that, as security for its obligations as Guarantor under the Parent Guarantee Agreement (the "Parent Obligations"), it shall cause a right of pledge to be vested on the shares of CDRJ Latin America Holding Company B.V. in the form of a notarial deed of pledge on all forty issued and outstanding shares in the capital of CDRJ Latin America Holding Company B.V. (the "Latin America Deed of Pledge" and, together with the Europe Deed of Pledge, the "Dutch Deeds of Pledge" ). Without prejudice to the provisions of this Agreement and/or the Parent Guarantee Agreement, and for the purpose of ensuring and preserving the validity and continuity of the security rights to be granted by Parent under or pursuant to the Latin America Deed of Pledge, Parent hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent without duplication amounts equal to and in the currency of the Parent Obligations from time to time due in accordance with and under the same terms and conditions as each of the Parent Obligations (such payment undertakings and the obligations and liabilities which are the result thereof hereinafter referred to as the "Parent Parallel Debt"). For the avoidance of doubt, in no event shall the amount of the Parent Parallel Debt exceed the Parent Obligations.

                  (vii) Parent and the Collateral Agent acknowledge that (i) for this purpose, the Parent Parallel Debt constitutes undertakings, obligations and liabilities of Parent to the Collateral Agent which are separate and independent from, and without prejudice to,

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                                                                             107

the Parent Obligations which Parent has to any Secured Party and (ii) that the Parent Parallel Debt represents the Collateral Agent's own claims (vorderingen op naam) to receive payment of the Parent Parallel Debt, provided that the total amount of the Parent Parallel Debt shall never exceed the total amount of the Parent Obligations.

                  (viii) Every payment of monies made by Parent to the Collateral Agent shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction pro tanto of the covenant by Parent contained in Section 9.21(vi), provided that, if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application, the Collateral Agent shall be entitled to receive a corresponding amount as Parent Parallel Debt under Section 9.21(vi) above from Parent and Parent shall remain liable to satisfy such Parent Parallel Debt and such Parent Parallel Debt shall be deemed not to have been discharged.

                  (ix) Subject to the provisions of Section 9.21(vi), but notwithstanding any of the other provisions of this Section 9.21:

                  (a) the total amount due and payable as Parent Parallel Debt under this Section 9.21 shall be decreased to the extent Parent shall have paid any amounts to the Secured Parties or any of them to reduce the outstanding Parent Obligations or any of the Secured Parties otherwise receives any amount in payment of the Parent Obligations; and

                  (b) to the extent that Parent shall have paid any amounts to the Collateral Agent under the Parent Parallel Debt or the Collateral Agent otherwise shall have received monies in payment of the Parent Parallel Debt, the total amount due and payable under the Parent Obligations shall be decreased as if said amounts were received directly in payment of the Parent Obligations.

                  (x) For the avoidance of doubt, in the event that Parent is in default in respect of the Parent Obligations, as set forth in the Credit Agreement, Parent shall, at the same time, be deemed in default in respect of its obligations under the Parent Parallel Debt

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    JAFRA COSMETICS
                                       INTERNATIONAL, INC.,

                                       By: /s/ Ralph S. Mason, III
                                           -------------------------------------
                                           Name:  Ralph S. Mason, III
                                           Title: Executive Vice President

                                    DISTRIBUIDORA COMERCIAL JAFRA,
                                    S.A. DE C.V.,

                                       By: /s/ Ralph S. Mason, III
                                           -------------------------------------
                                           Name:  Ralph S. Mason, III
                                           Title: Executive Vice President

                                    JAFRA WORLDWIDE HOLDINGS (LUX)
                                    S.AR.L.

                                       By: /s/ Ralph S. Mason, III
                                           -------------------------------------
                                           Name:  Ralph S. Mason, III
                                           Title: Executive Vice President

                                       By: /s/ Michael DiGregorio
                                           -------------------------------------
                                           Name:  Michael DiGregorio
                                           Title: Senior Vice President

                                    CREDIT SUISSE FIRST BOSTON, acting
                                    through its Cayman Islands branch,
                                    individually and as Administrative Agent,
                                    Collateral Agent, Swingline Lender and
                                    Lead Arranger,

                                       By: /s/ Karl M. Studer
                                           -------------------------------------
                                           Name:  Karl M. Studer
                                           Title: Director

                                       By: /s/ Jay Chall
                                           -------------------------------------
                                           Name:  Jay Chall
                                           Title: Director

                                    MERRILL LYNCH
                                       CAPITAL CORPORATION,

                                           By: /s/  Michael O'Brien
                                               -------------------------------
                                               Name:  Michael O'Brien
                                               Title: Vice President